                                                               EXHIBIT 10.17


                           AGREEMENT FOR PURCHASE AND

                                SALE OF ASSETS



                                    Among

                         TVN Entertainment Corporation,
                           W&K Pharmacy, Inc., d/b/a
                     PandaAmerica Corp. and Martin D. Weiss

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I PURCHASE AND SALE OF ASSETS......................................  1

     1.1  Purchased Assets.................................................  1
     1.2  Leases...........................................................  3
     1.3  Excluded Assets..................................................  3
     1.4  Option to Acquire Additional Assets..............................  3

ARTICLE II NON-ASSUMPTION OF LIABILITIES...................................  4

     2.1  Non-Assumption of Liabilities....................................  4
     2.2  Assumed Liabilities..............................................  4
     2.3  Excluded Liabilities.............................................  4

ARTICLE III PURCHASE PRICE.................................................  5

     3.1  Purchase Price...................................................  5
     3.2  Allocation of the Purchase Price.................................  6
     3.3  Transfer Taxes...................................................  6
     3.4  Guarantee of Accounts Receivable.................................  6


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
     SHAREHOLDER...........................................................  6

     4.1  Organization and Qualification of the Company....................  6
     4.2  Subsidiaries.....................................................  7
     4.3  Authority Relative to this Agreement.............................  7
     4.4  Compliance of Transaction With Laws and Other
          Instruments......................................................  7
     4.5  Financial Statements.............................................  8
     4.6  Title to Purchased Assets; Liens; Condition of
          Purchased Assets.................................................  8
     4.7  Absence of Undisclosed Liabilities...............................  9
     4.8  Collectibility of Gross Accounts Receivable......................  9
     4.9  Inventories......................................................  9
     4.10 Absence of Certain Changes....................................... 10
     4.11 Intellectual Property Rights..................................... 11
     4.12 Contracts and Commitments........................................ 12
     4.13 ERISA; Employees................................................. 12
     4.14 Permits; Governmental Agreements................................. 14
     4.15 Borrowings and Guarantees........................................ 14
     4.16 Insurance........................................................ 14
     4.17 Environmental Matters............................................ 14
     4.18 Outstanding Claims............................................... 15
     4.19 Compliance with Applicable Law; Adverse Restriction.............. 15
     4.20 Litigation....................................................... 16


                               TABLE OF CONTENTS
                                  (continued)

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
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     4.21 Finder's Fee...................................................   16
     4.22 Transactions with Interested Persons...........................   16
     4.23 Consents.......................................................   16
     4.24 Information....................................................   16
     4.25 Questionable Payments..........................................   16
     4.26 Taxes..........................................................   17
     4.27 Operation of Business..........................................   17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER........................   17

     5.1  Organization...................................................   17
     5.2  Binding Obligation.............................................   18
     5.3  Consents.......................................................   18

ARTICLE VI CERTAIN UNDERSTANDINGS AND AGREEMENTS.........................   18

     6.1  Access and Audit...............................................   18
     6.2  Operation of Business..........................................   18
     6.3  Expenses.......................................................   20
     6.4  News Releases..................................................   20
     6.5  Notice of Adverse Developments.................................   20
     6.6  Exclusivity....................................................   21
     6.7  Confidentiality................................................   21
     6.8  Preserve Accuracy of Representations and Warranties............   21
     6.9  Certain Events.................................................   22
     6.10 Best Efforts and Mutual Cooperation............................   22
     6.11 Further Assurances.............................................   22
     6.12 Third Party Consents...........................................   22
     6.13 Offers of Employment...........................................   22
     6.14 Performance and Payment by Buyer...............................   22
     6.15 Application for Tax Certificates...............................   22
     6.16 1.44 Tax Returns...............................................   23
     6.17 Post-Closing Date Access to Information........................   23
     6.18 Final Schedules of Purchased Assets and Assumed
          Liabilities....................................................   23

ARTICLE VII CONDITIONS TO OBLIGATIONS TO CLOSE...........................   23

     7.1  Conditions Precedent to Obligations of the Company
          and Shareholder................................................   23
     7.2  Conditions Precedent to Obligations of Buyer...................   24

                               TABLE OF CONTENTS
                                  (continued)


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                                                                           ----
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ARTICLE VIII CLOSING DELIVERIES...........................................  26

     8.1   At the Closing, Buyer shall deliver to the Company:............  26
     8.2   At the Closing, the Company and Shareholder shall deliver to
           Buyer:.........................................................  26
     8.3   After the Closing:.............................................  27

ARTICLE IX INDEMNIFICATION................................................  27

     9.1   Survival of Representations, Etc...............................  27
     9.2   Indemnification of Buyer.......................................  28
     9.3   Indemnification of the Company and Shareholder.................  28
     9.4   Minimum Indemnification........................................  28
     9.5   Procedures for Indemnification.................................  29
     9.6   Payment of Indemnification Claims..............................  30
     9.7   Tax Indemnification............................................  31
     9.8   Limitations on Liabilities.....................................  32
     9.9   Sole Remedy....................................................  32

ARTICLE X TERMINATION.....................................................  33

     10.1  Termination....................................................  33
     10.2  Liability of the Parties.......................................  33

ARTICLE XI MISCELLANEOUS PROVISIONS.......................................  33

     11.1  Entire Agreement: Amendment....................................  33
     11.2  Assignment and Binding Effect..................................  33
     11.3  Waivers........................................................  34
     11.4  Notices........................................................  34
     11.5  Governing Law..................................................  35
     11.6  Counterparts; Execution........................................  35
     11.7  Interpretation.................................................  35
     11.8  Severability...................................................  35
     11.9  Arbitration....................................................  35
     11.10 Knowledge......................................................  35

Exhibits:

A    Form of Equipment Lease Assignment Agreement

B-1  Secured Promissory Note

B-2  Security Agreement

C    Employees

D    Form of Consulting Agreement

E    Form of Bill of Sale

F    Dispute Resolution

                                   SCHEDULES

Schedule No.                                 Title
------------       -------------------------------------------------------------
   1.1.1           Inventory

   1.1.2           Fixed Assets

   1.1.3           Gross Accounts Receivable

   1.2.1           Third Party Real Property Leases

   1.2.2           Equipment Leases

     1.3           Excluded Assets

     2.3           Enumerated Excluded Liabilities

     4.4           Compliance of Transaction with Laws and Other Instruments

     4.5           Company Financial Statements

     4.6           Title to Purchased Assets; Location of all facilities

     4.8           Collectibility of Gross Accounts Receivable

     4.9           Unsalable Inventory

    4.10           Certain Changes

    4.11           Licenses with Respect to Company Intellectual Property Rights

    4.12           Contracts and Commitments

    4.15           Borrowings and Guarantees

                          AGREEMENT FOR PURCHASE AND
                                SALE OF ASSETS

     THIS AGREEMENT is made as of January 18, 1999 by and among TVN Entertainment Corporation, a Delaware corporation ("Buyer"), W&K Pharmacy, Inc., d/b/a PandaAmerica Corp., a California corporation (the "Company"), and Martin
D. Weiss ("Weiss") (Weiss may sometimes be referred to herein as "Shareholder").

                                R E C I T A L S
                                ---------------

     WHEREAS, the Company owns, has been and is currently in the business of operating a televised home shopping network known as "Panda Shopping Network" (the "Business") along with a precious metals and coin business (the "Excluded Business");

     WHEREAS, Shareholder is the majority shareholder, President and Chief Executive Officer of the Company; and

     WHEREAS, pursuant to the terms and conditions of this Agreement, Buyer desires to purchase, and the Company desires to sell, substantially all of the assets, properties and rights related to, associated with and used in the Business, and Buyer desires to assume, and Shareholder desires to transfer, specified liabilities which have been incurred in connection with the operation of the Business.

     NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

     THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I
                                   ---------

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     1.1  Purchased Assets.  Subject to and upon the terms and conditions
          ----------------
hereof, and in reliance upon the representations, warranties and covenants made herein by a party to the others, on the Closing Date (as defined in Article
VIII), the Company agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from the Company, all right, title, claim, and interest in and to all of the assets of the Company, wherever situated, which are directly or indirectly used for or associated with the Business but not the Excluded Business, including, but not limited to, the following, except to the extent that any such assets are Excluded Assets (as defined in Section 1.3 below) (collectively, the "Purchased Assets"):

          (a) Inventory.  All inventories of all merchandise held for resale in
              ---------
connection with the operation of the Business including, without limitation, those inventory items set forth in Schedule 1.1.1 (collectively, the "Gross
                                   --------------
Inventory").

          (b) Equipment and Other Fixed Assets. All equipment and other fixed
              --------------------------------
assets owned by the Company and related to or used in the Business, wherever located including, without limitation, the equipment and assets set forth or described in Schedule 1.1.2 (collectively, the "Fixed Assets").
             --------------

          (c) Cash. All cash owned by or in the possession of the Company which
              ----
was derived in the ordinary course of the Business, including customer deposits, and existing on the Closing Date.

          (d) Accounts Receivable and Other Current Assets.  Trade accounts
              --------------------------------------------
receivable from the sale of Gross Inventory or other activities of the Company and the Business prior to the Closing Date ("Gross Accounts Receivable"), including, without limitation, those Gross Accounts Receivable and other current assets set forth on Schedule 1.1.3.
                    --------------

          (e) Assigned Contracts. All contracts or orders obligating the Company
              ------------------
to purchase, television time and/or the right to place commercial insertions, Gross Inventory, Fixed Assets, supplies, components, parts, goods, packaging or promotional material, services or other items used in connection with the operation of the Business, relating to the Purchased Assets or which may affect the conduct of the Business after Closing as defined in Article VIII (collectively, the "Purchase Orders"); all warranty rights and, unless otherwise excluded by the terms of this Agreement, claims against third parties relating to or arising under any of the Purchased Assets; such other contracts and other agreements relating to the marketing or sale of Gross Inventory, relating to the Purchased Assets or which may affect the conduct of the Business after Closing (all of the foregoing in this Section 1.1(5) are collectively referred to herein as the "Assigned Contracts").

          (f) Business Records. All existing books and records (excluding the
              ----------------
minute books, corporate seal and stock records of the Company) reasonably necessary to enable Buyer to continue the uninterrupted marketing and sale of Gross Inventory, ownership or use of the Purchased Assets and conduct of the Business including, without limitation, all customer, vendor and other lists, information, records, files, literature, brochures, catalogs, correspondence, displays and other similar data relating to financial, operating, customer, supplier, vendor, manufacturer and promotional matters or relating to the marketing and sale of Gross Inventory, ownership or use of the Purchased Assets or conduct of the Business (collectively, the "Business Records").

          (g) Intellectual Property Rights. All patents, registered and
              ----------------------------
unregistered trademarks and service marks, registered and unregistered copyrights, trade names and any applications therefor, technology, know-how, MIS systems, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material which relate to or are a part of the products of the Business or are used in the Business ("Company Intellectual Property Rights").

          (h) Permits; Governmental Agreements.  The right to operate under all
              --------------------------------
governmental licenses, permits, franchises and approvals and all related vendor numbers which are required or appropriate to conduct the Business, where and as such Business is conducted ("Licenses").

          (i) Other Purchased Assets.  Except as otherwise provided in this
              ----------------------
Agreement, all causes of action, judgments, claims and demands of every nature whatsoever in favor of, or arising in connection with the operation of the Business and relating to the Purchased Assets; and all labels, signs, packaging, promotional materials, sales literature, advertising, catalogs, brochures, documents and other such items relating to the marketing or sale of Gross Inventory or otherwise used in connection with the Business, together with all goodwill associated with the Business and the Purchased Assets.

     1.2  Leases.
          ------

          (a) Third Party Real Property Leases. The Company currently leases
              ---------------------------------
certain office space and premises used for the Business from third parties pursuant to real property leases listed on Schedule 1.2.1 (the "Third Party Real
                                           --------------
Property Leases"), including the building structures, fixtures and improvements. The Company will permit Buyer to occupy such portion of the premises currently used to operate the Business and covered by such Third Party Real Property Leases and Buyer hereby agrees to reimburse the Company on a monthly basis for the monthly rent, utilities and expenses directly related to such premises. Buyer will not become a party as a subtenant or otherwise to any Third Party Real Property Leases.

          (b) Assignment of Equipment Leases. The Company currently leases
              ------------------------------
certain equipment used in the Business from third parties pursuant to equipment leases listed on Schedule 1.2.2 (the "Equipment Leases"). The Company will
                 --------------
assign such Equipment Leases to Buyer, subject to Company obtaining the consent of the lessors under such leases, if required, pursuant to the terms of one or more equipment lease assignment agreements in the form attached hereto as Exhibit A (the "Equipment Lease Assignment Agreements") as may be requested by
---------
Buyer.

     1.3  Excluded Assets. Anything contained in this Agreement to the contrary
          ---------------
notwithstanding, the Company's wholesale and retail precious metals and coins business (the "Excluded Business"), including the rights, properties and assets directly related thereto (the "Excluded Assets") as listed on Schedule 1.3, and
                                                              ------------
the Company's right, title and interest under the Camino Real Agreement (as set forth in Section 1.4) are not included in the Purchased Assets.

     1.4  Option to Acquire Additional Assets.  Until the July 22, 1999, Buyer
          -----------------------------------
shall have the right but not the obligation to acquire, for no additional consideration, all of the Company's right, title and interest under that certain joint television broadcasting company agreement with JB Broadcasting Inc., dated March 23, 1998, (the "Camino Real Agreement"), providing for the joint ownership and operation of the Low Power Television ("LPTV") licenses and stations described therein. Buyer may exercise this right by written notice to the Company. Upon the exercise of such right by Buyer, the Camino Real Agreement shall be deemed a Purchased Asset under the terms of this Agreement.

                                  ARTICLE II
                                  ----------

                         NON-ASSUMPTION OF LIABILITIES
                         -----------------------------

     2.1  Non-Assumption of Liabilities.  Other than with respect to the Assumed
          -----------------------------
Liabilities (as defined in Section 2.2 below), on the Closing Date Buyer will not assume, agree to perform, discharge or indemnify the Company or Shareholder against, or otherwise have any liability or obligation with respect to, any liability, debt, contract or obligation of the Company or Shareholder, or any liability, debt, contract or obligation which is or was directly or indirectly associated with or related to the Business, the Purchased Assets or otherwise. The Company and/or Shareholder shall remain solely responsible for satisfying, discharging or performing all of its liabilities, debts, contracts and obligations on a timely basis in accordance with their respective terms.

     2.2  Assumed Liabilities.  On the Closing Date, Buyer will assume only the
          -------------------
following liabilities, responsibilities and obligations, which exclude the Excluded Liabilities as defined in Section 2.3 below (collectively, the "Assumed Liabilities"):

          (a) Contract Obligations.  All liabilities, responsibilities and
              --------------------
obligations of the Company under the Assigned Contracts, including any obligation for performance thereon.

          (b) Specific Financial Obligations. The liabilities of the Business
              ------------------------------
specified on Schedule the Company's balance sheet as of January 18, 1999.

          (c) Conduct of Business After Closing.  All other liabilities,
              ---------------------------------
responsibilities and obligations directly arising out of, resulting from, or relating to the use, ownership and operation of the Purchased Assets by Buyer after the Closing, or the normal, good faith conduct of the Business by Buyer after the Closing.

     2.3  Excluded Liabilities.  For purposes hereof, the term "Excluded
          --------------------
Liabilities" means any and all liabilities, responsibilities and obligations not listed in Section 2.2, including but not limited to the following liabilities and obligations:

          (a) The Company's Other Businesses. All liabilities, responsibilities
              ------------------------------
and obligations incurred by the Company in connection with the conduct of the Excluded Businesses, and such liabilities and obligations not expressly assumed by Buyer under Section 2.2(c) above.

          (b) Litigation. All liabilities, responsibilities and obligations,
              ----------
whether now existing or hereafter arising, in respect to litigation brought or claims made under any legal theory whatsoever against the Company and/or Buyer by or on behalf of third parties, including without limitation any government agencies, which result from occurrences on or prior to the Closing with respect to the conduct of the Business or ownership of the Purchased Assets by the Company.

          (c) Employment Matters. Any liability to employees of the Company
              ------------------
whether direct or indirect, accrued or absolute, contingent or otherwise, relating to any event, occurrence or set of facts which took place as of or prior to the Closing except to the extent such liability relates to agreements between Buyer and such employees.

          (d) Environmental Liabilities.  Any and all environmental liabilities
              -------------------------
arising from the Company's operations on or prior to the Closing or from the Company's operation of the Business on or prior to the Closing.

          (e) Taxes. Except as assumed pursuant to Section 2.2(c) or as provided
              -----
in Section 3.3, all liabilities and obligations for Taxes (as that term is defined in Section 4.26) relating or attributable to (i) the use and ownership of the Purchased Assets by the Company on or prior to Closing, (ii) the conduct of the Business by the Company and (iii) Taxes for which the Company is responsible.

          (f) Conduct of Company After Closing.  All debts, obligations,
              --------------------------------
responsibilities, contracts and liabilities arising out of, resulting from or relating to the conduct of the Company after the Closing.

          (g) Obligations in Connection with this Agreement. All liabilities,
              ---------------------------------------------
debts, obligations and responsibilities incurred by the Company in violation of, or as a result of the Company's or Shareholder's violation of, this Agreement.

          (h) Other Excluded Liabilities. All debts, obligations,
              --------------------------
responsibilities, contracts and liabilities of the Company relating to the Excluded Business or the Excluded Assets.

          (i) Enumerated Excluded Liabilities.  Those debts, obligations,
              -------------------------------
responsibilities, contracts and liabilities enumerated on Schedule 2.3, which
                                                          ------------
would otherwise fall within the scope of Section 2.2.


                                  ARTICLE III
                                  -----------

                                PURCHASE PRICE
                                --------------

     3.1  Purchase Price.  In reliance on the warranties and representations of
          --------------
the Company and Shareholders contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the Purchased Assets, Buyer shall pay to the Company in full payment for the Purchased Assets, and in full payment for the agreements of the Company and Shareholders, consideration in the form of the assumption of the Assumed Liabilities for an aggregate purchase price (the "Purchase Price") that is equal to (i) the amount of the Assumed Liabilities less (ii) the amount of $245,000 (the "Cash Rebate"), which Cash Rebate shall be paid by Company to Buyer pursuant the terms of the Secured Promissory Note attached hereto as Exhibit B-1, the obligations of which shall
                                   -----------
be secured by the Excluded Assets pursuant to the terms of the Security Agreement attached hereto as Exhibit B-2.
                             -----------

     3.2  Allocation of the Purchase Price.  At the Closing Date, Buyer and the
          --------------------------------
Company shall prepare an allocation of the Purchase Price among the Purchased Assets together with those Assumed Liabilities that are required to be capitalized for federal income tax purposes (the "Allocation"). The parties agree that all tax returns and reports (including IRS Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a position inconsistent with) the Allocation. The Allocation is intended to comply with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Regulations promulgated thereunder.

     3.3  Transfer Taxes. The Company shall pay and promptly discharge when due
          --------------
the entire amount of any and all excise, sales, use, transfer, stamp, registration or other similar taxes ("Transfer Taxes") imposed or levied by reason of or in connection with or attributable to the transactions contemplated by this Agreement. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Transfer Taxes. Sales taxes on the book value of assets prior to any revaluation of such assets resulting from property appraisals required under the terms of this Agreement shall be divided equally between the Buyer and the Company. Any sales taxes in excess of the book value shall be the responsibility of the Buyer. Buyer acknowledges that the Inventory being purchased hereunder is for "resale purposes" and will provide the Company with a California Resellers Certificate.

     3.4  Guarantee of Accounts Receivable.  The amount of trade accounts
          --------------------------------
receivable from the sale of Gross Inventory (the "Receivables"), net of reserves for uncollectible accounts receivable, is referred to as the "Net Receivables." Company shall use its best efforts to collect all the Receivables prior to and during the ninety (90) day period after the Closing Date, referred to herein as "Actual Collections." If more than one invoice is outstanding for any customer, the "first-in, first-out" principle shall be applied in determining the invoice to which a payment relates, unless a customer specifies which invoice a payment should be credited to.


                                  ARTICLE IV
                                  ----------

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDER
         -------------------------------------------------------------

     In order to induce Buyer to enter into this Agreement, subject to exceptions as disclosed in schedules referring specifically to the representations and warranties in this Agreement, which shall be attached to this Agreement and which shall identify by the section and/or subsection to which such disclosure relates (however all information disclosed therein shall be deemed disclosed under and incorporated into any other section of the Agreement where such disclosure would be appropriate) and which are supplied by the Company and Shareholder to Buyer and dated as of the date hereof, the Company and Shareholder make the following representations and warranties to
Buyer:

     4.1  Organization and Qualification of the Company.  The Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California has all requisite power and authority to own, lease and operate the Purchased Assets and to conduct the Business as now being conducted. The nature and conduct of the Business or the ownership or leasing of the Purchased Assets do not require that the Company be qualified to do business in any other jurisdiction, except where the failure to be so qualified would not have a material adverse effect on the Business or the Purchased Assets. The Company has delivered to Buyer complete and correct copies of the Articles of Incorporation and Bylaws of the Company, in each case as amended to the date hereof.

     4.2  Subsidiaries. Except as to any securities listed on Schedule 1.3 as
          ------------                                        ------------
Excluded Assets, the Company does not own any securities issued by, or have any other ownership interest in, any other corporation, business organization or entity. The Company is not a partner or participant in any joint venture or partnership of any kind. The Company is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in any entity or to any individual.

     4.3  Authority Relative to this Agreement.  The Company has all requisite
          ------------------------------------
corporate power and authority to enter into this Agreement and any agreement or document contemplated hereby and, upon the requisite approval of its shareholders, the Company will have all requisite corporate power and authority to consummate the transactions contemplated hereby; and the Company has the requisite power and authority to sell, transfer, convey, assign and deliver to Buyer all right, title and interest to all of the Purchased Assets under this Agreement, free and clear of all liens, claims, encumbrances, charges, liabilities or obligations of every kind and nature whatsoever including, without limitation, tax liens, except those assumed by Buyer hereunder (collectively "Liens"). The execution and delivery of this Agreement, and any agreement or document contemplated hereby, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, and all agreements or documents contemplated hereby, have been duly executed and delivered by the Company and the obligations imposed on the Company by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of the Company enforceable against the Company in accordance with its terms except: (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights; and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.4  Compliance of Transaction With Laws and Other Instruments.  The
          ---------------------------------------------------------
Company is not in violation of its Articles of Incorporation or Bylaws in any respect. The execution, delivery and performance by the Company of this Agreement, and the other agreements and documents contemplated hereby and the performance and consummation of the transactions contemplated hereby by the
Company: (i) do not require on behalf of the Company any material approval, consent, order or authorization of, registration, declaration or filing with, any governmental agency, court, or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not conflict with, or result in a breach or violation of any provision of the Articles of Incorporation or Bylaws of the Company; (iii) will not result in a violation of any law, regulation, statute, ordinance, rule, judgment, writ, injunction, license, permit, order or decree of any court or governmental or regulatory authority (federal, state, local or otherwise) to which the Company or its properties or assets (including the Purchased Assets) are subject, the effect of which would be materially adverse to the Business or the Purchased Assets; and (iv) except as set forth on
Schedule 4.4, will not require the approval, consent or waiver of, or filing
------------
with any party to, violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract (including the Assigned Contracts), indenture, mortgage, lease, agreement or other instrument to which the Company is a party or to which any of its assets or properties (including the Purchased Assets) are subject, the effect of which would be material and adverse to the Business or the Purchased Assets.

     4.5  Financial Statements. Attached as Schedule 4.5 hereto are the
          --------------------              ------------
unaudited, financial statements of the Company for the year in the period ended June 30, 1998 (the "Yearly Financials"), which statements fairly present the financial position of the Company, including operations of the Business, as of the dates thereof and the results of its operations for the periods covered thereby. All such financial statements are sometimes referred to herein as the "Financial Statements." The balance sheet dated January 18, 1999 (the "Balance Sheet") has been prepared in accordance with generally accepted accounting principles ("GAAP"), and to the extent GAAP would require such items to be disclosed therein, properly reflects all transactions, both ordinary and extraordinary, engaged in by the Company. The Yearly Financials have been prepared by the Company on a basis consistent with the Company's accounting policy in prior periods and properly reflect all transactions, both ordinary and extraordinary, engaged by the Company.

     4.6  Title to Purchased Assets; Liens; Condition of Purchased Assets.
          ---------------------------------------------------------------

          (a) Title to Purchased Assets; Liens. Except as disclosed on Schedule
              --------------------------------                         --------
4.6, (i) none of the Purchased Assets are subject to any Liens except for Liens
---
for taxes not yet due and payable and Liens arising by operation of law or the Assigned Contracts or the Assumed Liabilities, and the Company agrees to sell and transfer the Purchased Assets to Buyer free and clear of all Liens and subject to no restrictions with respect to the transferability thereof and, without requiring the consent of any third party; (ii) the Purchased Assets comprise all of the tangible assets owned, used in or necessary for the conduct of the Business; (iii) the Company owns all leasehold estates and other rights purported to be granted by the leases to which it is a party and all such leases are valid, enforceable and subsisting and no default by the Company exists under any thereof; (iv) there are no other agreements, written or oral concerning the Company's right, title or interest in and to any Purchased Asset or leased property; and (v) the Company has no notice of any claim, suit, or proposal by a taxing authority which could have a material adverse impact on the value, use or condition of any leased property. Schedule 4.6 also sets forth the addresses
                                  ------------
or locations of all facilities (whether leased or owned) of the Company and the addresses or locations of all places where the Company operates the Business or stores personal property.

          (b) Condition of Purchased Assets. (i) The Purchased Assets and all
              -----------------------------
assets which are the subject of the Equipment Leases are in good working condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the purposes for which they are used, and substantially conform to the requirements of all laws, ordinances and regulations applicable to their use and ownership or lease by the Company; and (ii) the buildings and structures leased and occupied by the Company are suitable and properly zoned for the purpose for which they are used, have been properly maintained to the extent the Company is required to do so, and there are no material outstanding work orders with respect to any painting, maintenance, repair or alterations to be performed thereon.

     4.7  Absence of Undisclosed Liabilities.
          ----------------------------------

          (a) The Company does not have any liability or obligation (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on the Financial Statements or disclosed in the notes thereto, and there is no basis for any such liability or obligation except: (i) liabilities stated or adequately reserved against in the Financial Statements; and (ii) liabilities incurred in the ordinary course of business and which are not individually or in the aggregate material to the financial condition or earnings of the Company or the value of the assets of the Company; and

          (b) To the Company's knowledge, there is no fact, which is not disclosed in this Agreement or in any Schedule furnished herewith, that would have a material adverse effect on, or that may in the future materially and adversely affect the Business or the Purchased Assets. The Company has not been notified or is otherwise aware that any supplier, client or customer of the Business has made, or intends to make, a reduction in its present level of business with the Company as a result of this Agreement and the transactions contemplated hereby or for any other reason, except for such suppliers that have reduced or cancelled shipments due to nonpayment or slow payment.

     4.8  Collectibility of Gross Accounts Receivable.  The Gross Accounts
          -------------------------------------------
Receivable represent valid claims against account debtors for goods delivered or services rendered by the Company. To the Company's knowledge, there is no reason why all such Gross Accounts Receivable will not be collected in the ordinary course of business, and such Gross Accounts Receivable are not subject to set-off or counterclaim. The Company does not have any accounts or loans receivable from any person, firm or corporation which is employed by or affiliated with it or any of its or shareholders, directors, officers or managerial employees, or from any shareholder, director, officer or managerial employee of the Company, or from any parent, spouse or child of them, which relate to or in any way affect or diminish the value of the Business or Purchased Assets.

     4.9  Inventories.  The Gross Inventory was acquired in the ordinary course
          -----------
of business and in a manner consistent with past practices, and is of a quality and quantity usable or salable in the ordinary course of the Business, except for obsolete and slow moving items and items below standard quality which have been written down on the Closing Balance Sheet to net realizable value or have been provided for by adequate reserves. All items of Gross Inventory which are damaged, previously returned, obsolete (which shall include all Gross Inventory which has been held for more than six months), discontinued or otherwise for any reason not salable in the ordinary course of business including, without limitation, any Gross Inventory items representing more than a supply of such item based on the Company's average historical monthly usage records over the last twelve months (or for such shorter period of the existence of a particular product). The Gross Inventory is stated consistent with past practices.

     4.10 Absence of Certain Changes. Except as indicated on Schedule 4.10,
          --------------------------                         -------------
since January 18, 1999 there has not been:

          (a) any material adverse change in the Purchased Assets or Assumed Liabilities;

          (b) any material contingent liability incurred by the Company whether
(i) by reason of an event, accident or occurrence or (ii) as guarantor, surety or otherwise with respect to the obligations of others;

          (c) any material obligation or liability incurred by the Company, including the obligation to perform services, other than obligations and liabilities incurred in the ordinary course of business;

          (d) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the services, properties or assets of the Company, except in the ordinary course of business;

          (e) any material damage, destruction or loss, whether or not covered by insurance, affecting the Purchased Assets or the Business;

          (f) any declaration, setting aside or payment of any dividend, or the making of any other distribution in respect of, any class of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

          (g) any pending or threatened labor disputes or strikes, labor union organizational activity, any material claim or threatened claim of unfair labor practices, or any material adverse change in relations with employees involving the Business generally;

          (h) any change in the compensation payable or to become payable to any employee of the Business outside of the ordinary course of business of the Company as heretofore conducted, or payments of bonuses to any employees that exceed $10,000 in the aggregate;

          (i) any material change in the Company's invoicing or collection procedures or any discounts, rebates or returns granted to any customer of the Business other than in the normal and customary manner consistent with the Company's prior practice;

          (j) any material settlement, compromise or agreement to settle or compromise any claim, litigation, action or proceeding relating to the Purchased Assets or the Business;

          (k) any material increase in the amount of Gross Accounts Receivable which are more than thirty-one (31) days past the date such amounts are due pursuant to their terms, or any notes or Gross Accounts Receivable or portions thereof written off by the Company as uncollectible or specifically reserved for on the books of the Company;

          (l) any amendment or termination of any material Assigned Contract;

          (m) any change in the Company's accounting methods, principles or practices;

          (n) any net decrease in the net worth of the Company;

          (o) any change by the Company in the amount of insurance coverage relating to the Business or the Purchased Assets or change in insurance carriers;

          (p) expenditures made by the Company which are not reflected as an asset in the Company's accounts or which are not deductible for federal income tax purposes which in the aggregate are material;

          (q) any action taken by the Company outside of the ordinary course of business, including, but not limited to, those actions described in Sections 6.2(b)(i) through (xiv);

          (r) any material adverse change in the information contained in the October Balance Sheet; or

          (s) any agreement or understanding by the Company to do any of the foregoing.

     4.11 Intellectual Property Rights.  To the best of the Company's knowledge,
          ----------------------------
the Company owns or is licensed or otherwise possesses legally enforceable rights to use all Company Intellectual Property Rights that are necessary to conduct the Business. No claims with respect to the Company Intellectual Property Rights, including software, programs and MIS systems and materials, or any trade secret material to the Business have been asserted or are threatened by any person, nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the sale or use of any product as now used or sold or proposed for use or sale by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; or (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the Company's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights or any trade secret material to the Company, by any third party, including any employee or former employee of the Company.

     4.12 Contracts and Commitments.  Except as set forth in Schedule 4.12 (and
          -------------------------                          -------------
specifically referenced to the paragraph below to which it relates) hereto:

          (a) Other than the Assigned Contracts and the Assumed Liabilities, the Company has no contract or commitment which may materially restrict the use or materially adversely affect a Purchased Asset or the Business, and has no Assigned Contract which will result in a loss to the Buyer in conducting the Business or which will have an adverse effect on the Business, the Purchased Assets or the Buyer after Closing.

          (b) The Company has no Purchase Orders which were incurred or placed by the Company outside of the normal, ordinary, usual and current course of the Business.

          (c) The Company has not given a power of attorney, which is currently in effect, to any person, firm, entity or company regarding the Purchased Assets or the Business, except pursuant to this Agreement or documents required hereby.

          (d) All Assigned Contracts are valid and enforceable contracts in accordance with their respective terms and the Company is not materially in breach of or default under any Assigned Contract or any other contract or commitment by which any of the Purchased Assets may be bound or affected nor has any event occurred, which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the obligations thereunder or result in the creation of any Lien upon any Purchased Asset. No third party has canceled or terminated any Assigned Contract nor is in material default under any Assigned Contract or any other contract or commitment by which any of the Purchased Assets may be bound or affected nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any obligation owed thereunder. True and correct copies of all Assigned Contracts (and all amendments and modifications thereto) have been delivered to Buyer.

          (e) The Company is not restricted by agreement or otherwise (except as the Company may be restricted by applicable laws and statutes) from carrying on the Business anywhere in California, except pursuant to this Agreement or documents required hereby.

     4.13 ERISA; Employees.
          ----------------

          (a) The Company has made available to Buyer copies of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs or arrangements, and any current employment or executive compensation or severance agreements or arrangements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company (together, the "Company Employee Plans").

     (b) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA; (ii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no knowledge of any default or violation by any other party to any of the Company Employee Plans; (iii) with respect to each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code, either a favorable determination letter with respect to each such Company Employee Plan and trust has been received from the IRS or there is still remaining a period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; (iv) no Company Employee Plan is or within the prior six (6) years has been subject to, and the Company has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code and (v) nothing in any Company Employee Plan precludes or interferes with Buyer's ability to cause the Company to terminate (or consolidate, at Buyers option) any Company Employee Plan after the Closing; provided that (i) the Company Employee Plans may be terminated prospectively only, subject to rights accrued by the Company's employees at the time of such termination and (ii) not more than sixty (60) days notice may be required to terminate certain Company Employee Plans.

     (c) Each Company Employee Plan has been maintained in substantial compliance with its terms, and all material contributions, premiums or other payments due from the Company or any of its subsidiaries to (or under) any such Company Employee Plan have been fully paid or adequately provided for on the Financial Statements for the most recently-ended fiscal year. All accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by the Company with respect to, or change in employee participation or coverage under, any Company Employee Plan that would increase materially the expense of maintaining such plans, programs or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

     (d) The Company has provided to Buyer complete, accurate and current copies of all Company Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Company Employee Plans at any time within the three-year period ending on the date hereof.

     (e) There are no currently effective consulting or employment agreements or other agreements (excluding any oral employment agreement terminable at will without liability to the

Company), except as set forth on Schedule 4.13, whether written or oral, with
                                 -------------
individual consultants or employees to which the Company is a party. There have not been any petitions for representation elections filed with the National Labor Relations Board on behalf of any employees of the Company during the Company's existence and no employees of the Company are represented by any union. The Company has no legal obligation to pay any employee or any other person any bonus in fiscal 1998 or thereafter.

     4.14 Permits; Governmental Agreements.  All Licenses are, and will be
          --------------------------------
immediately before the Closing, valid and in full force and effect and enforceable. No such License requires the consent of, or a filing or qualification with, the permitting or licensing authority with respect to the transactions contemplated by this Agreement. The Company is not subject to or bound by any governmental agreement, judgment, decree or order, specifically directed to the Company, which may materially and adversely affect the Business or the Purchased Assets.

     4.15 Borrowings and Guarantees. Except as shown on Schedule 4.15, there are
          -------------------------                     -------------
no agreements or undertakings pursuant to which the Company is: (i) borrowing or is entitled to borrow any money; (ii) lending or has committed itself to lend any money; or (iii) a guarantor or surety with respect to the obligations of any person or entity. The Company is not in default of such agreements or undertakings listed on Schedule 4.15 so as to allow the other party thereto to
                       -------------
accelerate the Company's obligations thereunder or terminate or cancel such agreements or undertakings, and the consummation of the transactions contemplated by this Agreement will not cause the Company to be in default thereunder or cause or give rise to a right to any acceleration, or termination thereof. The Company has not received any grants, cancellation or other payments from any federal, state or local governmental body which the Company could have to repay under any circumstances.

     4.16 Insurance.  The Purchased Assets are insured with insurance companies
          ---------
against such risks and in such amounts as are customarily maintained by similar businesses similarly situated. A true and correct copy of all policies of liability, fire, workers' compensation, health and other forms of insurance of any nature whatsoever presently in effect with respect to the Company or its properties and assets, has been delivered to Buyer. All such policies are valid and enforceable and in full force and effect, are sufficient for all applicable requirements of law, and to the best of the Company's knowledge, no event has occurred and no condition exists which would allow coverage under such policies of insurance to be denied. If the Company receives, prior to the Closing, any notices of cancellation or other termination of any such policies presently in effect with respect to the Purchased Assets or the Business, the Company will promptly inform Buyer and will replace or cause to be replaced such policies no later than a date prior to the effective date of such cancellation or other termination with policies providing substantially the same coverage.

     4.17 Environmental Matters.
          ---------------------

          (a) Hazardous Material.  No underground storage tanks and no material
              ------------------
amount of any substance that has been designated by any governmental agency or authority or by applicable state law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of the Company, or to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. At no time prior to the Closing
              ------------------------------
Date has the Company transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental agency or authority to prohibit, regulate or control hazardous materials or any Hazardous Material Activity.

          (c) Permits. The Company does not hold any environmental approvals,
              -------
permits, licenses, clearances and consents (the "Environmental Permits") as none are necessary as the Company does not conduct any Company's Hazardous Material Activities.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning or relating to the Company, any Environmental Permit or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which is likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability which would have a material adverse effect on the Business or the Purchased Assets.

     4.18 Outstanding Claims.  There are no existing, pending or threatened
          ------------------
claims involving or relating to the Company or the Company's performance of services which have been, or may be, asserted against the Company and which, if successful, would be material and adverse to the Business or the Purchased Assets, nor, to the Company's knowledge, are there any facts which would be a proper basis for such claims.

     4.19 Compliance with Applicable Law; Adverse Restriction.  To the Company's
          ---------------------------------------------------
knowledge, the Company is presently conducting the Business in substantial compliance with: (i) all applicable laws, rules, regulations and ordinances of all governmental and regulatory authorities (federal, state, local or otherwise) (collectively "Statutes") and (ii) all applicable orders, writs, injunctions, judgments, decrees and awards of all governmental and regulatory authorities (federal, state, local or otherwise) (collectively "Decrees"). The Company has not received notification of any asserted present or past failure of the Company so to comply with any Statute or Decree and no such violation of any Statute or Decree exists or will exist upon the Closing Date. The Company is not subject to any Statute or Decree or any other restriction of any kind or character, which could materially adversely affect the Business or the Purchased Assets after the Closing.

     4.20 Litigation.  Except as set forth on Schedule 4.20, there are no
          ----------                          -------------
claims, actions, suits, proceedings or investigations pending or threatened against the Company at law, in equity or otherwise, in, before, or by, any court or governmental agency or authority, nor is there any basis therefor, which, individually or in the aggregate, would have a material adverse effect on the Business or the Purchased Assets. There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its respective properties (including the Purchased Assets) or businesses (including the Business) which, individually or in the aggregate, would have a material adverse effect on the Business or the Purchased Assets, and none which will cause this Agreement or any action taken or to be taken in connection herewith to be invalid.

     4.21 Finder's Fee.  The Company has not incurred or become liable for any
          ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, or otherwise dealt with any brokers or finders in connection herewith.

     4.22 Transactions with Interested Persons. Except as set forth on
          ------------------------------------
Schedule 4.22, no officer, managerial employee or director of the Company or
-------------
their spouses, parents or children: (i) owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any organization which has a contract or arrangement with the Company; (ii) has any loans outstanding to the Company; (iii) is indebted to the Company; (iv) owns any property, real or personal, tangible or intangible, or has rights required for or used in the business of the Company, with the exception of some employees' and officers' personal office decorations; or (v) is owed any money or property by the Company, other than compensation earned in the ordinary course of business.

     4.23 Consents.  To the Company's knowledge, the Company is not subject to
          --------
any law, ordinance, regulation, rule, order, judgment, injunction or decree, contract, commitment, lease, agreement, instrument or other restriction of any kind, which by its provisions would prevent the consummation of the transactions contemplated hereby, without the consent, filing with or notification of any third party or which is likely to result in any penalty, forfeiture or termination as a result of such consummation.

     4.24 Information.  None of the information supplied by the Company in
          -----------
connection with the transactions contemplated by this Agreement and no representation or warranty made in this Agreement or any Schedule hereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.25 Questionable Payments.  To the Company's knowledge, neither the
          ---------------------
Company nor any director, officer, agent, employee or other person acting on behalf of the Company has used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds, established or maintained any unlawful or unrecorded fund or corporate monies or other assets, made any false or fictitious entries on the books of record of the Company, made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or made any other payment, favor or gift to a third party not fully deductible for federal income tax purposes.

     4.26 Taxes.  The Company has timely filed within the time period for filing
          -----
or any extension granted, or appropriately amended, with respect thereto all federal, state, local and other returns, estimates and reports ("Returns") relating to any and all taxes or other governmental charges, obligations or fees including any secondary or transferee liability for taxes and any related interest or penalties ("Tax" or "Taxes") it is required to file and such Returns were true and correct when filed and were completed in accordance with applicable law. Except for Taxes contested in good faith and which are disclosed in Schedule 4.26, the Company has paid all Taxes it is required to pay and has
   -------------
withheld with respect to the Company's employees, all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld. No Tax Return of the Company has been examined or audited by the IRS or any other taxing authority for tax years beginning after December 31, 1989. There are no pending or, to the Company's knowledge, threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes with respect to the Company. There are (and as of the Closing there will be) no Liens or similar encumbrances relating to or attributable to Taxes on the Purchased Assets. The Company has no knowledge of any basis for the assertion of any claims attributable to Taxes, which if adversely determined, would result in a Lien or similar encumbrance on the Purchased Assets or otherwise adversely affect Buyer. For purposes of this
Section 4.26, references to the Company include any predecessor or transferor with respect to the Company.

     4.27 Operation of Business.  The Company has not taken any actions during
          ---------------------
the period from January 18, 1999 to the date of this Agreement which would be considered a prohibited action pursuant to Section 6.2(b) herein if such action was taken after the date of this Agreement.

                                   ARTICLE V
                                   ---------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     In order to induce the Company and Shareholder to enter into this Agreement, Buyer makes the following representations and warranties to the Company and Shareholder:

     5.1  Organization.  Buyer is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in the State of California. Buyer has all requisite corporate power and authority to enter into this Agreement, and any agreement or document contemplated hereby, and, subject to obtaining the approval of the shareholders of Buyer, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and any agreement or document contemplated hereby, and, subject to obtaining the approval of the shareholders of the Buyer, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer.

     5.2  Binding Obligation.  This Agreement, and all agreements or documents
          ------------------
contemplated hereby, have been duly executed and delivered by Buyer and the obligations imposed on Buyer by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Buyer, enforceable against Buyer in accordance with its terms except: (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights; and (ii) that the remedy of specific performance, and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     5.3  Consents.  Buyer is not subject to any law, ordinance, regulation,
          --------
rule, order, judgment, injunction or decree, contract, commitment, lease, agreement, instrument or other restriction of any kind, which by its provisions would prevent the consummation of this Agreement or any of the transactions contemplated hereby, without the consent, filing with or notification of any third party or which would result in any penalty, forfeiture or termination as a result of such consummation.

                                  ARTICLE VI
                                  ----------

                     CERTAIN UNDERSTANDINGS AND AGREEMENTS
                     -------------------------------------

     6.1  Access and Audit.  Between the date of this Agreement and the Closing,
          ----------------
the Company will provide Buyer and its accountants, counsel and other representatives full access to the offices, books and records of the Company and will furnish to Buyer and its representatives such financial and operating data and other information with respect to the business and properties of the Company as Buyer and its representatives may request for purposes of evaluating the purchase hereunder, including but not limited to all contracts, agreements and arrangements with clients, customers, vendors, consultants, agents and suppliers of the Company, and any other persons having a relationship with the Company.

          (a) In connection with an audit which may be performed by Buyer's accountants (the "Accountants") and in connection with such Accountant's review of the financial statements of the Company, the parties agree that the fees and expenses of the Accountants, as well as the fees and expenses of the Company's accountants in assisting the Accountant's review of the Company's financial statements, shall be paid by the Buyer.

     6.2  Operation of Business.
          ---------------------

          (a) Between the date of this Agreement and the Closing, the Company and Shareholder shall:

               (i) preserve intact and continue to manage and day-to-day operate the Business substantially in conformity with the manner in which it has heretofore been operated by Company;

               (ii) preserve the Company's existing relationships with customers, affiliates, suppliers, consultants, employees and any other persons having business relations with it;

               (iii) preserve and protect all of the Purchased Assets in good repair and condition, normal wear and tear excepted, and maintain the insurance policies covering the Business and the Purchased Assets in full force and effect;

               (iv) maintain the Company's books of account and records in the usual and ordinary manner, and in conformity with its past practices; and

               (v) pay its Taxes when due and to pay its debts or perform its other obligations consistent with recent past practices.

          (b) Between the date of this Agreement and the Closing, the Company shall conduct its business, in a reasonable and prudent manner, in the ordinary course of business consistent with past practices and, by way of amplification and not limitation, the Company shall not, without the prior written consent of
Buyer:

               (i)    amend its Articles of Incorporation or Bylaws;

               (ii) grant any increase in the compensation payable, or to become payable, by the Company to employees of the Business, make any bonus payment to any of the employees of the Business or enter into any insurance, pension or other benefit plan, payment or arrangement for or with any of the employees of the Business;

               (iii) borrow or agree to borrow any funds, incur any indebtedness, or directly or indirectly guarantee or agree to guarantee the obligations of others;

               (iv) not make any capital expenditure or enter into any agreement, contract, lease or commitment relating to the Business or the Purchased Assets (other than materials and supplies acquired in the ordinary course of business);

               (v) place or allow to be placed on any of the Purchased Assets any Lien other than Liens arising by operation of law in the ordinary course of business consistent with past practices or other minor Liens which do not in the aggregate detract from the value of such assets or properties in any material amount;

               (vi) cancel, discount or otherwise compromise any indebtedness owing to it or any claims which it may possess or waive any rights of value, in each case which are included in the Purchased Assets except in the ordinary course of business consistent with its past practices;

               (vii) sell, assign, license or transfer any Company Intellectual Property Rights;

               (viii) sell or otherwise dispose of any interest in real property or personal property comprising the Purchased Assets, except in the ordinary course of business consistent with its past practices;

               (ix) commit any act or omit to do any act which will cause a breach of any Assigned Contract;

               (x) violate any law, statute, rule, governmental regulation or order of any court or governmental or regulatory authority (whether federal, state or local) in any material way;

               (xi) engage in any activity or transaction or incur any obligation (by conduct or otherwise) which will have a material adverse effect on the Business, the Purchased Assets or the Assumed Liabilities;

               (xii) make any loan, advance, or distribution or payment of any type to its shareholders, or any of its officers or directors, except for payment of salaries;

               (xiii) increase any reserves for doubtful or uncollectible accounts receivable without the consent of Buyer; or

               (xiv) take, or agree in writing or otherwise to take, any of the actions described in Section 6.2(b)(i) through (xiv) above, or take any action (or fail to take any action) that would cause any representation or warranty made by the Company or Shareholder herein to be untrue in any material respect, or that would prevent the Company or Shareholder from performing any requirements or covenants of the Company or Shareholder contained herein.

     6.3  Expenses.  Subject to Section 10.2 hereof and except as otherwise
          --------
provided herein, Buyer and the Company shall each pay their respective costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of their respective attorneys, brokers and finders.

     6.4  News Releases.  Prior to the Closing, and except as required by law,
          -------------
any news releases pertaining to the transactions contemplated hereby shall be prepared by Buyer, or its representatives, and reviewed and approved by Shareholder, and shall be acceptable to it them prior to any dissemination. After the Closing, if a public notice or announcement has not already been made, the Buyer may prepare a public statement or announcement with regard to the sale and purchase hereunder. The Company shall not make any other public notice or announcement without the consent and approval of Buyer.

     6.5  Notice of Adverse Developments.  Prior to the Closing, the Company
          ------------------------------
will give immediate written notice to Buyer by facsimile transmission of any development which adversely affects, or which is likely to adversely affect Business, the Purchased Assets or Buyer after the Closing. No disclosure pursuant to this Section 6.5, however, shall be deemed to amend or supplement the schedules to this Agreement or to prevent or cause any misrepresentation or breach of representations, warranties or covenants made by the Company or Shareholder herein; except that if Buyer determines any adverse or potentially adverse effect to be material, Buyer and the Company agree to negotiate a reduction in the Purchase Price mutually acceptable to Buyer and the Company. If, however, an agreement for a reduction in the Purchase Price cannot be reached between the parties within thirty (30) days of beginning such negotiations, any party may terminate this Agreement by written notice to the other without further obligation to the other.

     6.6  Exclusivity.  Neither the Company nor any of its directors, officers,
          -----------
employees, financial advisors or agents will (i) solicit, encourage, initiate or participate in any negotiations or discussions with any third party with respect to any offer or proposal to merge with or acquire the Company or all or substantially all of the Business or Purchased Assets whether by merger, purchase of assets or otherwise, (ii) disclose to any third party any information concerning the Business and properties of the Company or afford any third party access to the properties, books or records of the Company, except in the ordinary course of business or as customarily disclosed or accessed or as compelled by law, or (iii) cooperate with any third party to make any proposal to merge with or acquire all or any part of the capital stock or assets of the Company other than inventory in the ordinary course of business or non-essential or excess assets. If the Company receives a formal or informal offer or proposal for such a merger or acquisition (or an offer or proposal to enter negotiations therefor), the Company shall immediately inform Buyer thereof (including the identity of the offeror and a written summary of the terms of such offer) and shall provide Buyer with copies of any documents relating thereto.

     6.7  Confidentiality.  All information furnished by either party to the
          ---------------
other party or its representatives will be held in strict confidence by the party receiving such information and will not be disclosed to any third party except representatives who need access to the information in order to complete the transactions contemplated hereby. All information furnished by any party hereto to another party will be deemed to be proprietary in nature and shall be kept confidential unless (a) the party providing the information consents in writing to disclosure to third persons, (b) the information is already in the public domain, (c) disclosure of the information is compelled by process of law, or (d) the party receiving the information already had such information in its possession from another source. If this Agreement shall be terminated prior to Closing, each party and its representatives will return to the other all tangible, electronic or other forms of such information to the other party, will retain no such information in its files, and will not use to its commercial advantage any information obtained (whether or not contained in hard copy, database or other physical form) concerning products, customers or other information of or about the other which reasonably could be presumed to be of a proprietary and confidential nature.

     6.8  Preserve Accuracy of Representations and Warranties.  The parties
          ---------------------------------------------------
shall not voluntarily undertake any action which would render inaccurate any representation or warranty contained herein.

     6.9  Certain Events.  Each of the Buyer, the Company and shareholder shall
          --------------
immediately communicate to the others any determination that any of the conditions to its respective obligations to close the transactions contemplated hereby cannot be met or its knowledge of any circumstances which would require a modification of any material term of this Agreement.

     6.10 Best Efforts and Mutual Cooperation.  Each of the parties to this
          -----------------------------------
Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. The parties hereto will cooperate with each other to obtain as promptly as possible all consents, authorizations, orders or approvals of any third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement. The parties hereto agree to coordinate and cooperate with one another in exchanging such information and in executing and delivering such instruments as the others may request in connection with all of the foregoing.

     6.11 Further Assurances.  At and after the Closing, and without any further
          ------------------
consideration, each of the parties hereto will, at the request of the other parties hereto, execute and deliver to the requesting party all such further assignments, assurances and other documents as such party may reasonably request in order to effect the transfer of the Business, the Purchased Assets and the Assumed Liabilities to Buyer.

     6.12 Third Party Consents.  Prior to the Closing, the Company shall use its
          --------------------
best efforts to obtain all necessary consents, waivers and acknowledgments required to avoid a default under, or to avoid giving another party the ability to terminate or accelerate, any contract, agreement, or other instrument to which the Company is a party including the Assigned Contracts, or by which any of the Purchased Assets are bound, or which are otherwise material to the Business.

     6.13 Offers of Employment.  The Company will use its best efforts to assist
          --------------------
Buyer in obtaining the employment after Closing of those employees of the Company listed on Exhibit C attached hereto that Buyer indicates it desires
                  ---------
to employ.

     6.14 Performance and Payment by Buyer.  Buyer shall perform, pay and
          --------------------------------
discharge when due: (a) the Assumed Liabilities and (b) all executory obligations of the Company under the Assigned Contracts, and the Equipment Leases, on the terms and conditions provided in such agreements.

     6.15 Application for Tax Certificates.  Within fifteen (15) days of the
          --------------------------------
date of this Agreement, the Company shall file with the appropriate governmental agencies properly completed applications or other appropriate forms of request to obtain the following:

          (a) a tax good standing certificate issued by the Franchise Tax Board (FTB Form 4263A) which states that the Company is in good standing, has no known unpaid tax liability and is entitled to transact business in California ("Tax Good Standing Certificate");

          (b) a certificate of release as authorized in and pursuant to California Unemployment Insurance Code Sections 1731 through and including 1734 ("Certificate of Release"); and

          (c) a certificate or receipt of payment of all sales and use taxes as authorized in and pursuant to California Revenue and Taxation Code Sections 6811 through and including 6814 of the Sales and Use Tax Law of California ("Certificate of Sales Tax Payment").

          The Tax Good Standing Certificate, the Certificate of Release and the Certificate of Sales Tax Payment required hereunder are collectively referred to herein as the "Tax Certificates" and such Tax Certificates shall be dated not earlier than thirty (30) days before the Closing Date.

     6.16 1.44 Tax Returns.  To the extent that failure to do so would adversely
          ----------------
affect Buyer or the Purchased Assets, the Company shall (i) continue to timely file within the time period for filing, or any extension granted with respect thereto, all federal, state, local and other Returns relating to any and all Taxes it is required to file and such Returns shall be true and correct and complete in accordance with applicable law and (ii) be responsible for and pay when due any and all Taxes (A) relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date, and (B) attributable to, levied or imposed upon, or incurred in connection with the Purchased Assets on or prior to the Closing Date or the operations of the Company.

     6.17 Post-Closing Date Access to Information.  If after the Closing, in
          ---------------------------------------
order properly to prepare documents or reports required to be filed with governmental authorities or its financial statements, it is necessary that Buyer be furnished with additional information relating to the Purchased Assets or the Business and such information is in possession of the Company, the Company will furnish, or cause to be furnished, such information to Buyer. The Company agrees to maintain and retain for three years any and all information regarding its business and operations on or prior to the Closing.

     6.18 Final Schedules of Purchased Assets and Assumed Liabilities.  To the
          -----------------------------------------------------------
extent that updated Schedules to this Agreement are delivered by the Company to the Buyer at the Closing and do not reflect all activity of the Company through and including the Closing Date, within three (3) business days after the Closing, the Company shall deliver to Buyer updated Schedules to this Agreement reflecting all activity through and including the Closing Date. Such Schedules shall become the basis for determining the Purchased Assets, the Excluded Assets, the Assumed Liabilities and the Excluded Liabilities for purposes of this Agreement.

                                  ARTICLE VII
                                  -----------

                      CONDITIONS TO OBLIGATIONS TO CLOSE
                      ----------------------------------

     7.1  Conditions Precedent to Obligations of the Company and Shareholder.
          ------------------------------------------------------------------
The obligations of the Company and Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent the Company and Shareholder shall have waived in writing such satisfaction:

          (a) Representations and Warranties True.  The representations and
              -----------------------------------
warranties made by Buyer in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

          (b) Performance. Buyer shall have performed and complied with and be
              -----------
in compliance with all covenants, agreements, representations, warranties and undertakings required by this Agreement to be performed or complied with by Buyer prior to the Closing.

          (c) Closing Documents.  Buyer shall have delivered to the Company at
              -----------------
Closing all of the documents required by Section 8.1.

          (d) Consulting Agreement. W&K Pharmacy, Inc. shall have entered into a
              --------------------
Consulting Agreement with Buyer to provide the non-exclusive services of Martin Weiss in the form attached hereto as Exhibit D.
                                     ----------

          (e) Insurance. Buyer shall have provided the Company copies of
              ---------
insurance binders for business insurance coverage of the Business and Purchased Assets to become effective upon the Closing in amounts equal to or greater than the current coverage maintained by the Company.

          (f) Corporate Approval.  This Agreement shall have been approved and
              ------------------
adopted by the requisite vote or consent of the board of directors of Buyer.

          (g) Closing Certificate. Buyer shall deliver at Closing a certificate
              -------------------
in such detail as the Company shall reasonably request, certifying to the fulfillment or satisfaction of the conditions set forth in this Section 7.1. The delivery of such certificate shall constitute a representation and warranty of Buyer as to the statements set forth therein.

     7.2  Conditions Precedent to Obligations of Buyer. The obligations of Buyer
          --------------------------------------------
to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent the Buyer shall have waived in writing such satisfaction.

          (a) Representations and Warranties True.  The representations and
              -----------------------------------
warranties made by the Company and Shareholder in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

          (b) Performance.  The Company and Shareholder shall have performed and
              -----------
complied with and be in compliance with all covenants, agreements, representations and warranties and undertakings required by this Agreement to be performed or complied with by the Company or Shareholder prior to the Closing.

     (c)  No Proceeding or Litigation.  No action, suit or proceeding before any
          ---------------------------
court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer or the Company or any affiliate, associate, officer or director of any of them, seeking to restrain, enjoin, rescind, prevent or change the transactions contemplated hereby or questioning the validity or legality of any such transactions or seeking Losses in connection with any of such transactions.

     (d)  No Adverse Change.  There shall have been no material adverse change
          -----------------
since the date of this Agreement in the general affairs, management, business, condition (financial or otherwise) of the Purchased Assets, Assumed Liabilities or the Business or in the Balance Sheet since January 18, 1999.

     (e)  Employees.  The employees of the Company listed on Exhibit C attached
          ---------                                          ---------
hereto shall have indicated their willingness to work for Buyer after the Closing to the reasonable satisfaction of Buyer and pursuant to similar terms of employment between such employees and the Company.

     (f)  Receipt of Required Consents.  All consents that may be necessary to
          ----------------------------
consummate the transactions contemplated hereby in accordance with Section 6.12 shall have been received by the Company with copies provided to Buyer.

     (g)  Consulting Agreement.  W&K Pharmacy, Inc. shall have entered into a
          --------------------
Consulting Agreement with Buyer to provide the non-exclusive services of Martin Weiss in the form attached hereto as Exhibit D.
                                     ----------

     (h)  Corporate Approval.  This Agreement shall have been approved and
          ------------------
adopted by the requisite vote or consent of the board of directors and shareholders of the Company.

     (i)  Delivery of Tax Certificates.  The Company shall have delivered to
          ----------------------------
Buyer on or before the Closing the Tax Certificates.

     (j)  Closing Certificate.  The Company and Shareholder shall have delivered
          -------------------
at Closing certificates in such detail as Buyer shall reasonably request, certifying to the fulfillment or satisfaction of the conditions set forth in this Section 7.2. The delivery of such certificate shall constitute a representation and warranty of the Company and Shareholders as to the statements set forth therein.

                                  ARTICLE VIII
                                  ------------

                               CLOSING DELIVERIES
                               ------------------

     Unless this Agreement shall have been terminated as provided in Article X, the closing of the transactions contemplated hereby (the "Closing") will be held at the offices of the Buyer in Burbank, California at 9:00 a.m. on or before June 30, 1999, or such other time, date and/or place as mutually agreed upon by Buyer and the Company. The date of the Closing is herein referred to as the "Closing Date." All actions taken at the Closing will be considered as having been taken simultaneously and no such actions will be considered to be completed until all such actions have been completed.

     8.1   At the Closing, Buyer shall deliver to the Company:
           --------------------------------------------------

           (a) The Closing Certificate executed by an officer of Buyer in accordance with Section 7.1(g).

           (b) A certificate of the Secretary of State of the State of California, dated within seven (7) days of the Closing Date, confirming the legal existence and good standing of the Buyer.

           (c) An executed Consulting Agreement executed by W&K substantially in the form of Exhibit D attached hereto.
            ---------
           (d) Executed Equipment Lease Assignment Agreements substantially in the form of Exhibits A attached hereto.
            ----------
     8.2   At the Closing, the Company and Shareholder shall deliver to Buyer:
           ------------------------------------------------------------------

           (a) Resolutions of the Board of Directors and shareholders of the Company authorizing the execution and delivery of this Agreement by the Company certified by the Secretary of the Company;

           (b) Closing Certificate executed by the President of the Company and Shareholder in accordance with Section 7.2(j).

           (c) A Certificate of the Secretary of State of the State of California, dated within seven (7) days of the Closing Date, confirming the legal existence and good standing of the Company.

           (d) Copies of all Third Party Real Property Leases, Equipment Leases, Business Records, Licenses and all Assigned Contracts.

           (e) Any Real Property Lease Assignment Agreements and Equipment Lease Assignment Agreements, substantially in the forms of Exhibits A attached hereto.
                                                     ----------

           (f) The Tax Certificates as described in Section 7.2(i).

          (g) An executed Consulting Agreement executed by W&K substantially in the form of Exhibit D attached hereto.
            ---------

          (h) The Bill of Sale duly executed by the Company substantially in the form of Exhibit E attached hereto.
            ---------

          (i)  The consents required in accordance with Section 7.2(f).

          (j) Releases executed by creditors with respect to such creditors' lien on the assets of the Company.

     8.3   After the Closing:
           -----------------

           (a) Within thirty (30) days after Closing, the Buyer shall cause to be satisfied or shall assume of all Company's and Shareholder's respective obligations under those certain credit facilities with the American Pacific Bank and China Trust Bank set forth on Schedule 4.15.

           (b) For so long as Company is in the business of acquiring merchandise for wholesale or retail, including without limitation, jewelry, watches and precious metal coins, Company shall provide, and Shareholder shall cause Company to provide, Buyer with such merchandise for sale on Buyer's shopping channel by buying appropriate inventory, as approved by Buyer, and selling it to Buyer (or its assigns) at Company's cost to acquire such merchandise (taking into account any applicable volume discounts) and Company's actual general and administrative costs (not to exceed 8.0% of Company's costs) to acquire such merchandise for Buyer. Upon Buyer's request, Company shall provide written purchase orders, confirmations, invoices and other such documentation needed to establish Company's acquisition and general and administrative costs.

                                   ARTICLE IX
                                   ----------

                                INDEMNIFICATION
                                ---------------

     9.1   Survival of Representations, Etc. It is the express intention and
           --------------------------------
agreement of the parties to this Agreement that all covenants, agreements, statements, representations, warranties and indemnities made by Buyer, the Company and Shareholder in this Agreement or in any document or instrument delivered by Buyer or the Company and Shareholder pursuant to the provisions of this Agreement at or in connection with the Closing shall survive the Closing as follows:

           (a) all representations, warranties, covenants and agreements of the Company and Shareholder in Section 4.26 or otherwise relating to the federal, state, local or foreign Tax obligations of the Company with respect to the Tax Returns filed or required to be filed prior to or on the Closing Date ("Tax Matters") shall survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto;

          (b) all representations, warranties, covenants and agreements of the Company and Shareholder relating to regulatory aspects of the Company's business prior to or on the Closing Date, including but not limited to environmental matters and employee safety regulations (collectively referred to herein as "Regulatory Matters") shall survive the Closing for a period of five (5) years from the Closing Date;

          (c) all other representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of two (2) years from the Closing Date; and

          (d) the right of either party to recover Losses (as defined in Section 9.2) on any claim shall not be affected by the termination of any representations, warranties, covenants and agreements as set forth above in subparagraphs (a), (b) and (c) and in Section 9.5 below, provided that notice of the existence of any Losses (but not necessarily the fixed amount of any such Losses) as a result of such claim has been given by the indemnified to the indemnifying party prior to such termination.

     9.2  Indemnification of Buyer. From and after the Closing, the Company and
          ------------------------
the Shareholder shall jointly and severally indemnify and hold Buyer harmless from and against any liability, loss, cost, expense, claim, lien or other damage including, without limitation, reasonable attorney's fees and expenses (all of the foregoing items for purposes of this Agreement are referred to as "Losses"), resulting from, arising out of or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to:

          (a) the falsity or breach of any representation, warranty, covenant or agreement by the Company herein or in the Schedules hereto, subject to a claim being made before the expiration of the applicable period specified in
Section 9.1 above with respect to the falsity or breach of any representation, warranty, covenant or agreement by the Company or Shareholder herein.

          (b) the assertion against the Company or Shareholder or against the Buyer of any Losses created by or attributable to any unknown, undisclosed or contingent liability of the Company and Shareholder arising out of the Company's or Shareholder's conduct prior to the Closing.

     9.3  Indemnification of the Company and Shareholder. From and after the
          ----------------------------------------------
Closing, Buyer shall indemnify and hold the Company and Shareholder harmless from and against any Losses, resulting from, arising out of, or incurred with respect to, or alleged to result from arise out of or have been incurred with respect to the falsity of breach of any representation, warranty, covenant or agreement by Buyer herein or in the Schedules hereto, subject to a claim being made before the expiration of the applicable period specified in Section 9.1 above with respect to the falsity or breach of any representation, warranty, covenant or agreement by Buyer herein or the operation of the Business or the use of the Purchased Assets from and after the Closing Date.

     9.4  Minimum Indemnification. Except with respect to Tax Matters, and
          -----------------------
fraud and willful concealment, for which there shall be no minimum claim, neither Buyer nor the Company and Shareholder shall have any liability under the indemnification provisions of this Article IX unless and until the gross aggregate amount of claims for liabilities exceeds $50,000. At such time as the gross aggregate amount of claims for liabilities exceeds $50,000, Buyer or the Company and Shareholder, as the case may be, shall be entitled to be indemnified against the full amount of such liabilities (and not merely the portion of such liabilities exceeding $50,000).

      9.5  Procedures for Indemnification.
           ------------------------------

           (a) Upon obtaining knowledge of the assertion of any personal injury, property damage, nuisance, tort, contract or other claims, actions or demands, including any and all investigations, suits, demands, actions, fines, penalties, enforcement actions, Losses, deficiencies, injunctions, reasonable attorneys' fees, costs and expenses actually paid, imposed or incurred ("Claims") by any person or entity who is not an Indemnified Person (as defined below) (i.e., a third-party claim) and which could give rise to a claim for indemnity pursuant to Sections 9.2 and 9.3 above, the party seeking indemnification (the "Indemnified Person") from the other party (the "Indemnifying Person") shall promptly provide the Indemnifying Person with written notice of any such Claim and use such Indemnified Person's reasonable efforts to cooperate fully with the Indemnifying Person, at the Indemnifying Person's expense, in any defense or settlement thereof, but the failure of the Indemnified Person to so promptly notify and cooperate fully with the Indemnifying Person shall not affect the Indemnifying Person's obligation pursuant to this Article IX unless such failure materially prejudices the Indemnifying Person's right to participate in the contest of such Claim as hereinafter provided. The Indemnifying Person shall have the right at its expense to employ counsel of its choice to assume control of the defense of such Claim and the Indemnified Person shall have the right, but not the obligation, to participate in the investigation and defense of any such Claim with separate counsel chosen by such Indemnified Person; provided, however, that in the event that the Indemnifying Person has employed counsel to defend a Claim and the Indemnified Person elects to engage its own counsel to assist in the defense, the Indemnified Person shall pay all fees and expenses of its own counsel, unless (i) the Indemnifying Person has previously agreed to pay the fees and expenses of counsel retained by an Indemnified Person, (ii) the Indemnifying Person has failed to assume the defense of such Claim or (iii) in the reasonable judgment of such Indemnified Person, based upon advice of its counsel, there is a conflict of interest between the Indemnifying Person and such Indemnified Person with respect to such Claim, then the reasonable fees and expenses of such Indemnified Person's counsel shall be at the expense of the Indemnifying Person, provided that the Indemnifying Person approves such counsel, which approval shall not be unreasonably withheld. So long as the Indemnifying Person is defending such Claim in good faith, the Indemnified Person will not settle such Claim without the Indemnifying Person's written consent, which consent shall not be unreasonably withheld, and the Indemnifying Person will not settle any Claim on behalf of the Indemnified Person without the Indemnified Person's written consent, which consent shall not be unreasonably withheld. The Indemnified Person shall make available to the Indemnifying Person all records and other materials at the Indemnifying Person's expense, as shall reasonably be required by the Indemnifying Person to contest such Claim. In the event there is a Claim for indemnification hereunder, the Indemnifying Person shall have a reasonable period of time, not to exceed thirty (30) days, to resolve the matter with the person or entity making the Claim and to have the Claim dismissed as to any applicable Indemnified Person.

          (b) If the Indemnifying Person assumes the defense of a third-party Claim, the obligations of the Indemnifying Person hereunder as to such Claim shall include taking all steps necessary to defend or settle such Claim and holding the Indemnified Person harmless against any and all expenses, costs, losses and Losses caused by or arising out of any settlement approved by the Indemnifying Person or any judgment in connection with such Claim. Except with the prior written consent of the Indemnified Person, the Indemnifying Person shall not, in the defense of such Claim, consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs), or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person a release from all liability in respect of such Claim.

          (c) In the event any Claim is made pursuant to Section 9.2 or 9.3 of this Agreement, the party asserting the Claim (the Indemnified Person with respect to such Claim) shall notify the other parties hereto in writing as to the existence and amount of the Claim. If the Indemnifying Person with respect to such Claim disputes the existence or the amount of such Claim, the Indemnifying Person shall so notify the Indemnified Person in writing within fifteen (15) days following the Indemnifying Person's receipt of written notice as to the existence and amount of the Claim. Upon such an exchange of written notification, the parties will negotiate in good faith for up to thirty (30) days or such other period of time as the parties mutually agree and if after such period of time the parties are unable to resolve their differences with respect to such Claim, the matter shall be resolved in accordance with the arbitration procedures set forth in Article XI hereof. Any decision of the arbitrator with respect to both the existence and amount of such Claim shall be final and binding on the parties hereto.

     9.6  Payment of Indemnification Claims.
          ---------------------------------

          (a) In the event any Claim not arising from the Claim of a third party is made pursuant to Section 9.2 of this Agreement, if the Company and Shareholders fail to object in writing within thirty (30) days of their receipt of Buyer's written notice as to the existence and amount of the Claim, then the existence and amount of such Claim as set forth in the Buyer's notice shall be deemed to be the true and accurate amount of the Claim. Upon the determination of the amount of the Claim that is payable by the Company and Shareholders as a result of (i) the failure of the Company and Shareholders as a party to object in writing to the written notice as to the amount of the Claim within thirty
(30) days of receipt of Buyer's written notice of such Claim, (ii) the conclusion of negotiations between the parties or (iii) a determination pursuant to the terms of the arbitration procedures set forth in Exhibit F attached
                                                        ---------
hereto, such amount shall be immediately due and payable to the Buyer.

          (b) In the event a Claim for indemnification arises under Section 9.2(b) hereof, the amount of such Claim shall be paid as follows: (i) if the Indemnified Person is required to defend the Claim due to the failure of the Indemnifying Person to defend the Claim or due to the conflict of interest provisions set forth in Section 9.5(a), the Indemnifying Person shall pay on a monthly basis the Indemnified Person's reasonable legal fees and related expenses incurred in investigating and defending the Claim, and (ii) if the Indemnifying Person assumes the defense of the Claim in accordance with Section 9.5(a) and 9.5(b), no indemnification payment shall be due and payable to an Indemnified

Person until a final determination or settlement has been made or entered into. Immediately upon the determination of any judgment or the rendering of any settlement with respect to any third party Claim, the Indemnified Person shall be entitled to receive immediately the amount of such judgment or settlement and all expenses, losses and Losses incurred by the Indemnified Person in connection therewith and payable in accordance with this Article IX.

          (c) Any payment due to an Indemnified Person (or payable on behalf of an Indemnified Person) pursuant to any Claim under Section 9.2 and any legal fees and expenses payable pursuant to Section 9.6(b)(i) in connection therewith shall be paid by Shareholders by check or wire transfer. Without limiting any other rights it may have, Buyer may, at its sole option by notice to the Company and Shareholder, satisfy an amount due to the Buyer pursuant to any Claim under
Section 9.2 and any legal fees and expenses payable pursuant to Section 9.6(b)(i) in connection therewith, by withholding such amount from any amounts due or to become due to the Buyer pursuant to (i) the Promissory Note of Buyer described in Section 3.1(b) hereof or (ii) the Contingent Payments described in
Section 3.2 hereof. Nothing contained in this Section 9.6 shall be deemed to limit the joint and several obligation of the Company and Shareholders to limit the Company's and Shareholders' rights to defend Claims in accordance with
Section 9.5 above.

          (d)  In the event a Claim is made for indemnity pursuant to Section
9.3 upon the resolution of the amount determined to be payable by Buyer with respect to such Claim as a result of (i) the failure of the Indemnifying Person to object in writing to the amount of the Claim within thirty (30) days of receipt of written notice of such Claim, (ii) the conclusion of negotiations between the parties or (iii) a determination pursuant to Article IX hereof, then such amount shall be immediately due and payable to the Company and Shareholders.

          (e) In the event the Indemnifying Person fails to pay in full any amount due pursuant to this Section 9.6 within three (3) business days of the date such amount first becomes due and payable, then the amount of any such Claim which is due and payable shall bear interest following such (3) three day period at the reference rate then in effect for Bank of America, NT & SA.

     9.7  Tax Indemnification.
          -------------------

          (a) The Company and Shareholders represent and warrant that all material Tax Returns for taxable periods ending on or prior to the Closing Date by, or with respect to the assets or activities of, the Company have been or will be timely filed in accordance with all applicable laws, and all Taxes shown to be due on such Returns have been or will be timely paid by the Company and Shareholder, and the Company and Shareholders shall indemnify Buyer and hold Buyer harmless against all such Taxes.


          (b) Other than Returns to be prepared by the Company and Shareholders pursuant to Section 9.7(a) above, Buyer will be responsible for and will cause to be prepared and duly filed any and all Returns of the Company for any and all taxable periods (including any taxable period which includes and ends after the Closing Date (an "Overlap Period")). The Company and Shareholders will be responsible for and will indemnify and hold harmless the Company and Buyer with respect to all Taxes for the Overlap Period in an amount equal to the liability for Taxes that would have resulted had the Overlap Period ended at the Closing Date (utilizing, if applicable, the actual tax rate imposed on a particular category of income by the applicable taxing jurisdiction).

          (c) After the Closing Date, Buyer, on the one hand, and the Company and Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods prior to or including the Closing and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

          (d)  Notwithstanding any other provision of this Agreement, including
Section 9.6, upon the receipt by Buyer or the Company and Shareholders of any evidence of an actual, asserted or threatened liability for Taxes attributable to any period (or that portion of any period) ending on or prior to the Closing for which Buyer or the Company and Shareholders are claimed to be, or are held, liable and which would be subject to a claim for indemnification by Buyer or the Company and Shareholders under this Section 9.7, then the Buyer or the Company (or any successor thereof) and Shareholders are hereby authorized to apply all payments due to the Company and Shareholders under the terms of the Promissory Note of Buyer described in Section 3.1(b) hereof, to the payment of any such Tax liability by paying any such amounts directly to the appropriate governmental body. In the event that the Company and Shareholders object to or dispute the payment or satisfaction of any such Tax liability, the Company's and Shareholders' sole recourse shall be to file a claim for refund or such other appropriate claim with the governmental body to which the payment was made; provided, that (i) the cost of any such claim shall be borne solely by Company
--------
and Shareholders and (ii) Buyer shall cooperate with Company and Shareholders to the extent reasonably requested with respect to any such claim. Buyer shall provide Company and Shareholders with notice of the payment of any such Tax liability made under this Section 9.7.

     9.8  Limitations on Liabilities. In case any event shall occur which would
          --------------------------
otherwise entitle a party to assert a claim for indemnification hereunder, the amount of Losses determined to have been sustained by such party shall be reduced by (a) any net tax savings actually realized by such party with respect thereto after taking into account the effect for tax purposes of both the event giving rise to such Losses and the receipt of the indemnification payment, or
(b) any proceeds received by such party from any insurance policies with respect thereto.

     9.9  Sole Remedy. The sole and exclusive remedy for any and all Losses, as
          -----------
 defined in Section 9.2, shall be the indemnification rights set forth in this
 Article IX. Notwithstanding the foregoing, each party to an Exhibit hereto shall have all the rights and remedies arising from or related to a breach or default under such Exhibit as are available to such party under law or in equity, in addition to the rights and remedies provided for in this Article IX.

                                   ARTICLE X
                                   ---------

                                  TERMINATION
                                  -----------

      10.1 Termination. This Agreement may be terminated at any time prior to
           -----------
the Closing as follows, and in no other manner:

           (a) by mutual consent of Buyer and the Company;

           (b) by Buyer, if the Closing shall not have occurred on or before May 31, 1999, or such later date as may have been agreed upon in writing by the parties hereto;

           (c) by Buyer, if any representation or warranty made herein for the benefit of Buyer , or in any certificate, schedule, exhibit or document furnished to Buyer, pursuant to this Agreement is untrue in any material respect, or the Company and Shareholder, respectively, shall have defaulted in any material respect in the performance of any obligation under this Agreement and Buyer and the Company are unable in good faith to negotiate a reduction in the Purchase Price acceptable to Buyer and the Company with respect thereto.

      10.2  Liability of the Parties. Upon any termination pursuant to
            ------------------------
subsection (e) of Section 10.1 hereof due to an intentional misrepresentation or intentional breach of warranty or an intentional default by Company and Shareholder, whichever shall be the party at fault, shall (among other things) reimburse the terminating party or parties for all legal, accounting and other out-of-pocket expenses reasonably incurred by the terminating party or parties in connection with this Agreement and the transactions contemplated hereby. Upon any other termination, no party shall have any liability or obligation under this Agreement except to observe the confidentiality provisions hereof, and each party shall bear the expenses incurred by it.



                                   ARTICLE XI
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     11.1  Entire Agreement: Amendment. This Agreement (including the Exhibits
           ---------------------------
and Schedules hereto), contains the entire agreement among the parties hereto and supersedes all prior oral or written agreements, promises, representations, commitments or understandings with respect to the matters provided for therein. This Agreement may be modified or amended only by a writing duly executed by Buyer, the Company and Shareholders, which modification or amendment shall be binding upon all of the parties hereto.

     11.2  Assignment and Binding Effect. This Agreement and the rights and
           -----------------------------
obligations of any party hereunder may not be assigned by any party without the prior written consent of the other parties hereto except that Buyer may assign its rights and delegate its obligations hereunder to any wholly-owned subsidiary. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective heirs, successors and permitted assigns of the parties hereto.

     11.3  Waivers. No waiver of any of the provisions of this Agreement shall
           -------
be deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

     11.4  Notices. All notices, demands or other communications which may be
           -------
or are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:

        (a)    If to Buyer:

               TVN Entertainment Corporation
               2901 W. Alameda, 7th Floor
               Burbank, CA 91505
               Attn:  Arthur Fields, Sr. Exec. V.P.
               Phone No: (818) 846-4886
               Fax No: (818) 846-4626

        with a copy (which shall not constitute notice) to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attn: Robert P. Latta, Esq.
               Phone No: (650) 493-9300
               Fax No: (650) 845-5000

        (b)    If to the Company:

               PandaAmerica Corp.
               3460 Torrance Blvd., Suite 100
               Torrance, CA 90503
               Attn: Martin D. Weiss
               Phone No: (310) 373-9647
               Fax No: (310) 378-6024
                  with a copy (which shall not constitute notice) to:

                  Buchalter, Nemer, Fields & Younger
                  601 South Figueroa Street, Suite 2400
                  Los Angeles, CA 90017-5704
                  Attn: Stuart D. Buchalter, Esq.
                  Phone No:  (213) 891-0700
                  Fax No:  (213) 896-0400

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      11.5  Governing Law. This Agreement shall be governed by and construed in
            -------------
accordance with the internal laws (non-conflict of law laws) of the State of California.

      11.6  Counterparts; Execution. To facilitate execution, this Agreement
            -----------------------
may be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement. This Agreement shall be deemed to have been executed at the time when and location at which the last signature of any of the parties is affixed hereto or to any counterpart hereof.

      11.7  Interpretation. The headings contained in this Agreement are for
            --------------
reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.

      11.8  Severability. The parties agree that if any provisions of this
            ------------
shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

      11.9  Arbitration. After the Closing, the parties agree to arbitrate any
            -----------
dispute, claim or controversy of whatever nature arising out of or relating to a claim for indemnification under Article IX of this Agreement through arbitration in accordance with the terms of the Dispute Resolution attached hereto as Exhibit F.
---------
      11.10 Knowledge. Any reference to the Company's or Shareholder's
            ---------
knowledge or awareness of any fact, notice or event shall refer to the present actual knowledge or awareness of the Company and Shareholder, as well as matters of which the Company and Shareholder should have reasonably been aware.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed on its behalf, as of the date first above written.

                                    BUYER:

                                    TVN ENTERTAINMENT CORPORATION

                                    By:___________________________________
                                       Stuart Z. Levin, Chief Executive
                                       Officer

                                    THE COMPANY:

                                    W&K PHARMACY, Inc.,
                                    d/b/a PandaAmerica Corp.

                                    By:____________________________________
                                       Martin D. Weiss, President

                                    SHAREHOLDER:


                                    ---------------------------------------
                                    Martin D. Weiss, an individual

                    ASSIGNMENT OF EQUIPMENT LEASE AGREEMENT


     THIS ASSIGNMENT OF EQUIPMENT LEASE AGREEMENT is made on ____________, 1999, among ________________________ ("Lessor"), whose address is
_________________________________________, W&K Pharmacy, Inc., d/b/a
PandaAmerica Corp., a California corporation (the "Company"), a California corporation ("Assignor"), whose address is __________________, Torrance, California ________, and TVN Entertainment Corporation [or TVN Shopping, Inc.], a Delaware corporation ("Assignee"), whose address is 2901 W. Alameda Avenue, 7/th/ Floor, Burbank, California 91505, who agree as follows:

     1.  Recitals.  This Assignment of Equipment Lease Agreement ("Assignment")
         --------
is made with reference to the following facts and objectives:

         a. Lessor and Assignor, as Lessee, entered into a written equipment lease dated _______________, 19__ (the "Lease") in which Lessor leased to Assignor and Assignor leased from Lessor certain personal property and equipment as more particularly described in the Lease ("Equipment").

         b. Assignor desires to assign all of its right, title, and interest in the Lease to Assignee.

         c. Lessor shall consent to the proposed assignment on the conditions set forth in this Assignment.

     2.  Effective Date of Assignment.  The assignment in this agreement shall
         ----------------------------
take effect on the closing of the transactions contemplated by the Agreement for Purchase and Sale of the Assets dated January 18, 1999, among Assignee, Assignor and Martin D. Weiss ("Weiss") (the "Effective Date"), and Assignor shall give possession of the Equipment to Assignee on that date.

     3.  Assignment and Assumption.  Assignor assigns and transfers to Assignee
         -------------------------
all of its right, title and interest in the Lease, and Assignee accepts the assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Lessor, all the provisions of the Lease.

     4.  Lessor's Consent.  Lessor consents to the assignment without waiver of
         ----------------
any restriction concerning further assignment and waives any application or prior notice period which may be contained in the Lease.

     5.  Termination of Assignor's Liability.  Assignor's liability for the
         -----------------------------------
performance of the provisions of the Lease shall terminate as of the Effective Date.

     6.  Security Deposit.  The parties acknowledge that Lessor now holds the
         ----------------
sum of _______________________________ Dollars ($__________), to be applied subject to the
provisions of the Lease. Assignor releases all claims to that sum, and the sum shall be held by Lessor for the benefit of Assignee, subject to the provisions of the Lease.

     7.   Miscellaneous.
          -------------

          a.   Attorneys' Fees. If any party commences an action against any of
               ---------------
the parties arising out of or in connection with this Assignment, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs of suit.

          b.   Notice.  Any notice, demand, request, consent, approval, or
               ------
communication that any party desires or is required to give to any other party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval or communication that any party desires or is required to give to any other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Assignment; provided that, after the Effective Date, any notice given to the Assignee shall be addressed to the Assignee at the address set forth in the introductory paragraph of this Assignment as well as at the location of the Equipment. Any party may change its address by notifying the other parties of the change of address. Notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mailed as provided in this paragraph.

          c.   Successors.  This Assignment shall be binding on and inure to the
               ----------
benefit of the parties and their successors.


LESSOR:

                         ,


By:_______________________

Its:______________________

Dated:____________________

ASSIGNOR:

W&K Pharmacy, Inc., d/b/a PandaAmerica Corp., a California corporation


By:_____________________________

Its:____________________________

Dated:__________________________


ASSIGNEE:

TVN Entertainment Corporation,
a Delaware


By:_____________________________
    Arthur Fields, Grand Pooh Bah

Dated:__________________________

                            SECURED PROMISSORY NOTE


$245,000.00                                           Burbank, California
                                                            June 30, 1999

     At the times hereinafter stated, for value received, the undersigned W&K Pharmacy, Inc., d/b/a PandaAmerica Corp., a California corporation (the "Company") promises to pay to the order of TVN Entertainment Corporation ("Holder") at its principal office the principal sum of Two Hundred Forty-five Thousand Dollars ($245,000.00) with simple interest accruing from the date hereof at the rate of 5.4% per annum. The principal amount of this Note as set forth above and any interest accrued hereon shall be due and payable on June 30, 2003; provided, however, that such amounts shall be offset by (i) any payments made by the Company to a leasing entity in connection with the Company's former telephone system (since transferred to Holder), and (ii) any amounts owed by Holder to the Company under the terms of that certain Consulting Agreement by and between Holder and the Company entered into in connection with the purchase by Holder of certain assets of the Company effective January 18, 1999. For the purpose of calculating interest hereunder, the principal amount of this Note shall be deemed offset by any amounts under item (i) above when paid or under item (ii) above accrued.

     Principal and interest are payable in lawful money of the United States of America. THE PRIVILEGE IS RESERVED TO PREPAY ANY PORTION OF THE NOTE AT ANY TIME WITHOUT PENALTY, BUT PARTIAL PAYMENTS SHALL BE APPLIED FIRST TO OUTSTANDING INTEREST AND THEN TO THE PRINCIPAL.

     Should default be made in the payment of this Note when due, then the whole sum of principal and accrued interest shall become immediately due and payable at the option of the holder of this Note. Should suit be commenced to collect this Note or any portion thereof, such sum as the court may deem reasonable shall be added hereto as attorneys' fees. The Company waives presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

     This Note shall be governed by, and construed and enforced in accordance with the laws of the State of California.

     Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

     This Note is secured by a pledge of certain assets pursuant to the provisions of the Security Agreement entered into between the Company and the undersigned contemporaneously with this Note.

     Upon payment in full of principal and all accrued interest, the Note will be marked "Cancelled" by Holder and returned to the Company.

          This Note is executed as of the date first above written.



                                  W&K Pharmacy, Inc., d/b/a PandaAmerica Corp.
                                  a California corporation.

                                  By:_________________________________________

                                  Title:______________________________________



   Acknowledged and Agreed:

   HOLDER:

   By:_________________________

   Title:______________________



                           [SECURED PROMISSORY NOTE]

                              SECURITY AGREEMENT


     In consideration of the acceptance by TVN Entertainment Corporation (the "Holder") of a Secured Promissory Note (the "Note") in the principal amount of $245,000 issued by W&K Pharmacy, Inc., d/b/a PandaAmerica Corp., a California corporation (the "Company") of even date herewith made by Company to the order of the Holder, the Company hereby agrees, for the benefit of the Holder, as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1  Defined Terms. As used in this Agreement, the following terms shall
          -------------
have the following meanings:

          "Agreement" shall mean this Security Agreement as the same may from time to time be amended or modified.

          "Collateral" shall mean the Excluded Assets as defined in that certain Agreement for Purchase and Sale of Assets, dated January 18, 1999, by and among Holder, the Company and Martin D. Weiss, an individual, and all proceeds thereof, including without limitation, the following items related to the Excluded Assets:

          (a)  Inventory: All inventories of finished goods, raw materials,
               ---------
work-in-process and all other items held for sale;

          (b)  Equipment: All assets, items or other goods owned by the Company
               ---------
other than inventory, including without limitation all scientific instrumentation, computing equipment, furniture and fixtures and any interest therein;

          (c)  Accounts: Any right to payment for goods sold or leased or for
               --------
services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance;

          (d)  General Intangibles: All personal property (including chooses in
               -------------------
action) of an intangible nature of the Company, including without limitation all patent applications, patents, copyrights, trademarks, trade names, copyrights, trade secrets, know how or other proprietary rights owned by the Company or any interest therein; and

          (e)  Omnibus: All other assets, property rights, documents
               -------
instruments, chattel paper or other rights owned by the Company and any interest therein and all additions, accessions, replacements, substitutions, improvements and proceeds of any asset set forth in clauses (a)-(e).

     "Obligations" shall mean any and all liabilities and obligations of the Company to the Holder of every kind arising under this Agreement or the Note (including without limitation any and all costs and expenses (including attorneys' fees, incurred by the Holder in the collection, whether by suit or by any other means, of any of the Obligations), together with any future advances thereunder and amendments thereof.

     1.2  Other Defined Terms.  Terms not defined herein shall have their
          -------------------
respective meanings as set forth in the California Uniform Commercial Code.


                                  ARTICLE II

                               SECURITY INTEREST

     2.1  Grant of Security Interest. As security for the payment and
          --------------------------
performance of the obligations, the Company hereby grants to the Holder a continuing security interest in, and a continuing lien upon, the Collateral.

     2.2  Priority of Lien. The Company agrees that the security interest in the
          ----------------
Collateral granted hereunder to the Holder shall be a lien prior to all other interests in the Collateral, except for any liens in effect on the date of this Agreement.


                                  ARTICLE III

                             COVENANTS OF COMPANY

     3.1  Payment or Performance.  The Company shall pay, perform or otherwise
          ----------------------
satisfy the Obligations, when the same shall become due, at term or otherwise.

     3.2  Maintenance of Collateral Security. The Company shall continually take
          ----------------------------------
such steps as are necessary and prudent to protect the security interest of the Holder in the Collateral, including without limitation the following:

          (a) Keep and maintain books and records relating to the collateral, in a form and substance satisfactory to the Holder, at the Company's principal place of business, not remove the same without the written consent of the Holder, and allow the Holder or its representatives access to such books and records and to the Collateral at all reasonable times for the purpose of examination, verification, copying, extracting and other reasonable purposes as it may require;

          (b) At any time after an Event of Default (as hereinafter defined) shall have occurred, deliver to the Holder promptly at its request, all schedules, lists, invoices, original bills of lading, documents of title, original purchase orders, receipts, chattel paper, instruments and other items relating to the collateral;

          (c) Make, stamp or record such entries or legends on any of the Company's books and records relating to the Collateral as the Holder shall reasonably request from time to time;

          (d) Execute and deliver to the Holder such other and further documents, instruments or writings as it may deem necessary or advisable in order to evidence, effectuate, perfect or maintain their security interest in the Collateral;

          (e) Defend the Collateral against all claims, liens, security interests, demands and other encumbrances of third parties, except buyers in the ordinary course of the Company's business, at any time claiming an interest in the Collateral which is adverse or prior to the security interest granted to the Holder;

          (f) Except for liens actively and diligently contested in good faith, keep the Collateral free of all liens and encumbrances, other than the security interests of the Holder created hereby and repairmen's and materialmen's liens, and not sell, transfer or otherwise dispose of the Collateral or any interest therein, in bulk or otherwise, except in the ordinary course of business, and except that the Company may sell, exchange, or dispose of all or any portion of the Collateral if the proceeds of such disposition are used to purchase assets constituting Collateral of equal or greater value or are entirely used to repay the Note until all Obligations are paid in full;

          (g) Notify the Holder in the event of any material loss or damage to the Collateral, any material adverse change in Company's business or in the Collateral, or any other occurrences which could materially and adversely affect the security interest of the Holder therein;

          (h) Pay all taxes which are or may become a lien on the Collateral promptly when due, and in any event reimburse the Holder for any expenses which it might incur in satisfying such liens, expenses or taxes which it may incur, in their sole discretion, as it deems necessary in order to protect the Collateral ;

          (i) Maintain insurance on the Collateral of such types, coverage, form and amount as is usually carried on similar goods by similar enterprises and such additional insurance as the Holder shall reasonably determine, and supply the Holder with certificates as to the continuance of such insurance, at its request; and

          (j) Maintain the Company's equipment in good operating, condition and repair.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Holder, and shall be deemed to continually do so, as long as this Agreement shall remain in force:

     4.1 That it is the owner of the Collateral with good and marketable title thereto free and clear of all encumbrances and adverse claims, other than the liens created by this Agreement, that the liens in effect on the date of this Agreement.

     4.2 That it is authorized to enter into this Agreement and to implement and carry out the provisions hereof, and has taken all necessary actions, corporate or otherwise, in respect thereto.

     4.3 That this Agreement is a valid, binding and enforceable obligation of the Company, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies, and the Agreement does not and will not violate the terms of any other agreement to which the Company is a party.

     4.4  No Misrepresentations. No representation or warranty by the Company in
          ---------------------
this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading.


                                   ARTICLE V

                               EVENTS OF DEFAULT

     The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement:

     5.1  Default on Obligations. Company fails to pay its Obligations as and
          ----------------------
when they come due, including, without limitation, any payment of any principal and interest on the Note.

     5.2  Breach of Agreement. Company breaches any material warranty in this
          -------------------
Agreement or the Note, or fails to perform any other material obligation under this Agreement or the Note.

     5.3  Inaccuracy of Representations.  Any representation or warranty made in
          -----------------------------
connection with the execution and delivery of this Agreement or the Note shall prove to be materially incorrect.

     5.4  Bankruptcy.  (i) Company shall be or become insolvent, or admit in
          ----------
writing its inability to pay its debts as they mature; (ii) Company shall apply for, consent to, or acquiesce in the appointment of the property of Company or, in the absence of such application, consent or acquiescence, a trustee or receiver shall be appointed for Company or for a substantial part of the Collateral of Company or for a substantial part of the Collateral of Company;
(iii) any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law or a dissolution or liquidation proceedings shall be instituted with respect to Company; or (iv) any judgment, writ of attachment or execution or any similar process shall be issued or levied against a substantial part of the Collateral.

                                  ARTICLE VI

                              RIGHTS OF THE HOLDER

     6.1  General Rights. The rights of the Holder shall at all times be those
          --------------
of a secured party under the California Uniform Commercial Code. Without limiting the generality of the foregoing, the Holder shall have the additional rights set forth in this Article VI.

     6.2  Rights Upon Default. Upon the occurrence or continuance of any Event
          -------------------
of Default hereunder, the Holder may declare any or all of the Obligations to be immediately due and payable, without presentment, protest, or prior notice of any kind all of which are expressly waived, notwithstanding anything to the contrary contained in any Note or any other instrument evidencing any of the obligations. Also upon the occurrence of an Event of Default, the Company further authorizes the Holder and does hereby irrevocably make, constitute and appoint the Holder and any officer or agent thereof, with full power of substitution, as the Company's true and lawful attorneys-in-fact with full power, in its own name or in the name of the Company: (a) to endorse any notes, checks, drafts, money orders or other instruments of payment (including payments payable under or with respect to any policy of insurance) relating to the Collateral or in connection therewith, and to sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (b) to notify the account debtor or debtors obligated to the Company under any account of the assignment of such account to Holder and of their security interests therein and to direct such account debtor or debtors to make payment of all amounts due or to become due to the Company thereunder directly to the Holder and, upon such notification, to enforce collection of any such account in the same manner and to the same extent as the Company is entitled to do; (c) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (d) to receive payment of, receipt for, settle or compromise and give discharges and releases for or in respect of any and all monies, claims or other amounts due and to become due at any time under or arising out of the Collateral; (e) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (f) to settle or compromise any suit, action or proceeding described above and in connection therewith to give such discharges or releases as the Holder may deem appropriate; and (g) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though they were the absolute owner thereof for all purposes.

     6.3  Realization Upon the Collateral. In the event the Holder determines
          -------------------------------
that the Collateral should be sold to satisfy all or any part of the obligations, it may dispose of the Collateral in whole or in part at public or private sale, in accordance with applicable provisions of the California Uniform Commercial Code, and any notice required to be given shall be given in accordance with Section 7.4 at least ten (10) days before the proposed sale, which the parties hereto agree shall be a reasonable notice period. The Company shall remain liable for any deficiency.

     6.4  Pro Rata Application of Collateral Proceeds.  All proceeds received
          -------------------------------------------
pursuant to the exercise of the rights granted to the Holder by this Agreement first shall be applied to reimburse any and all costs and expenses, including attorneys' fees, incurred by the Holder in the collection of the Obligations. Any such proceeds remaining following payment of any such costs and expenses and payment in full of all amounts due under the Note shall be returned to the Company.

     6.5  Expense of Collection and Sale. The Company agrees to pay all costs
          ------------------------------
and expenses incurred by the Holder in enforcing, collecting or realizing upon the obligations or the Collateral, including without limitation reasonable attorneys' fees.

     6.6  Financing Statements. Where permitted by applicable law, the Holder
          --------------------
are authorized to file financing statements relating to the Collateral without the Company's signature thereon and at the expense of the Company, and to act as attorney-in-fact to sign the Company's name to and file such additional or continuation financing statements as shall be necessary to maintain the priority of the security interest granted hereby. The Company will, however, at the request of the Holder, sign any amendments, releases, or assignments of any financing statements relating to the Collateral. Upon the Company's failure to do so, the Holder are authorized as the Company's agent to execute any such modifications to any financing statement.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  Waivers. The Company expressly waives notice of nonpayment,
          --------
presentment and protest in relation to the Obligations or the Collateral. No delay or omission of the Holder in exercising or enforcing any of their rights, powers, privileges, options or remedies under this Agreement, the Note, or any other agreement or promissory note between the Holder and the Company shall constitute a waiver thereof, and no waiver by the Holder of any default by the Company shall operate as a waiver of any other default. This Agreement, together with the Note, constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof and supersedes all prior written or oral communications or understandings. No term or provision of this Agreement shall be waived, altered or modified except in writing signed by the Company and the Holder. All rights and remedies of the Holder under this Agreement shall be cumulative and not alternative or exclusive, may be exercised by the Holder at such time or times and in such order as the Holder, in its sole discretion, may determine, and are for the sole benefit of the Holder. The exercise or failure to exercise such rights or remedies shall not result in liability to the Company or others.

     7.2  Successors and Survival. This Agreement shall be binding upon and
          -----------------------
shall inure to the benefit of the respective parties hereto, their successors and assigns, and shall remain in force and effect until terminated by written agreement of the parties. All representations, warranties and covenants contained herein shall survive the execution hereof.

     7.3  Governing Law. The Company agrees that this Agreement shall be
          -------------
governed by, and construed and enforced in accordance with, the laws of the State of California.

     7.4  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger.

     7.5  Headings.  The headings of Articles and Sections in this Agreement are
          --------
for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     7.6  Severability.  If any provision of this Agreement shall be or become
          ------------
illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

     IN WITNESS WHEREOF, this Agreement has been executed this 30th day of June, 1999.

                                   COMPANY:

                                   W&K Pharmacy, Inc., d/b/a PandaAmerica Corp.
                                   a California corporation


                                   By:______________________________________

                                   Title:___________________________________


                                   HOLDER:

                                   TVN Entertainment Corporation


                                   By:______________________________________

                                   Title:___________________________________

                             CONSULTING AGREEMENT
                             --------------------

This CONSULTING AGREEMENT is made and entered into this 5/th/ day of March 1999 by and between W&K Pharmacy, Inc. dba PandAmerica Corporation ("Consultant"), with its principal office at 3460 Torrance Blvd. #100, Torrance, CA 90503 and TVN ENTERTAINMENT CORPORATION ("TVN"), with its principal offices at 2901 West Alameda Avenue, 7/th/ Floor, Burbank, California 91505.

RECITALS:
--------

A. Consultant owns and operates a) a precious metals coin business which direct markets such coins to its customers, and b) a televised home shopping network, "Panda Shopping Network" ("PSN"), which produces live television shows for the sale of coins, watches, jewelry and other merchandise, and distributes them via available commercial time on network television ("Network"), cable television ("Cable"), direct broadcast satellite ("DBS") and low power television (LPTV"), among other means of distribution. Martin D. Weiss ("Weiss') is Consultant's President, CEO, principal owner and managing operator.

B. TVN owns, operates and is marketing under the name "TVN Digital Cable Television", digital PPV programming and transactional services to cable operators whose cable subscribers receive and decode the digitally compressed video, audio and data signals, including PPV movies, events and other programming, and to whom TVN will deliver interactive and electronic commerce services such as home shopping.

C. In connection with TVN's pending acquisitions of PSN, TVN wishes to engage Consultant and Consultant wishes to provide for TVN the consulting services described below.

     NOW THEREFORE, in consideration of the mutual promises and terms and conditions contained herein, Consultant and TVN agree as follows:

1.   Engagement and Term
     -------------------

     1.1 TVN hereby engages Consultant to provide the following consulting services for TVN, commencing upon the date shown above, and continuing up to and including September 4, 1999; Consultant agrees to provide the personal services of Weiss to perform, or direct the performance of, the Consulting Services.

     1.2  The Consulting Services:

     a. Consultant will assist TVN with the continued operation and expansion of the PSN business concurrently being acquired by TVN; and

     b. Consultant will assist TVN to develop enhanced and interactive HS Services, business plans and strategies, which will enable TVN to provide home shopping and transactional services and related applications, including delivery via digital set-tops and online, to cable and home satellite dish subscribers.


2.   Acceptance of Engagement
     ------------------------

     2.1 Consultant hereby accepts this consulting engagement by TVN upon the terms, conditions and provisions of this Agreement, and agrees that it will, and will cause Weiss to devote his time, attention, talents, best efforts and abilities to, ably and effectively perform these consulting services for TVN. Consultant agrees that it will cause Weiss to personally perform these consulting services for TVN, it will not permit him to delegate them to others, and it will make him available for meetings and conferences by phone and, upon reasonable advance notice by TVN, at TVN's offices in Burbank, CA.


     2.2 Consultant will use its best efforts to cause Weiss to (i) timely perform the above described consulting services, (ii) introduce potential Network, Cable, DBS and LPTV leads for TVN's home shopping services, and
     (iii) assist TVN in renewing as many of PSN's current affiliation agreements as are capable of being renewed, and enter into new such agreements to launch TVN's home shopping services. Consultant acknowledges and agrees that TVN shall be the sole and exclusive owner worldwide of all rights (including copyright, trademark, worldwide web and Internet rights) in and to all programs, reports, studies, proposals, schedules, lists, plans, models and other materials created, worked on or prepared by Consultant or Weiss for TVN.

3.   Compensation
     ------------

     As full and complete compensation for all consulting services to be performed and expenses incurred by Consultant hereunder, TVN agrees to pay Consultant the sum of $13,000 per month at TVN's regular payroll dates (currently bi-weekly). This is the entire compensation TVN will pay Consultant for the Consulting Services. Consultant will submit to TVN an invoice prior to each bi-weekly payroll date for Consultant's services during the preceding two week period. All such compensation will be paid without withholding for or deducting federal, state or local income or other taxes, for which Consultant shall be solely and entirely responsible. Consultant will submit an invoice prior to each payment due date for the consulting services rendered during that month.

4.   Confidentiality and Proprietary Information
     -------------------------------------------

     Consultant and Weiss will have access to, and will become acquainted with, various trade secrets and confidential and proprietary information relating to TVN's business, including but not limited to: shopping business plans, marketing and operations; sources of shopping inventory; proprietary software and programs; business, financial and marketing plans; research and analysis; business relationships; contracts, systems, plans and technologies. Accordingly, Consultant and Weiss shall hold in strictest confidence and shall not disclose any such trade secrets or confidential or proprietary information to third parties, directly or indirectly, during the term of this engagement, or use same other than for the direct benefit of TVN and solely for the purposes above described and shall sign the attached Non-Disclosure Agreement.

5.   Independent Contractor
     ----------------------

     The parties agree that the relationship created herein with Consultant is that of employer and independent contractor. The parties agree that in performing the consulting services and duties specified herein Consultant shall not be an employee of TVN; rather it will act as an independent contractor and shall have control of its work, subject to review by TVN. Consultant will be responsible for payment of its own federal, state or local income or other taxes, for compensation to Weiss and for his medical coverage, and for its and his workers compensation insurance. It is expressly understood and agreed that in the performance of its duties and obligations hereunder, Consultant shall have no authority to execute any agreement, incur any obligation, or make any representations or commitments for or on behalf of TVN, without having obtained TVN's prior written consent.

6.   Termination
     -----------

     Upon the expiration, or any termination by either party, of this agreement, TVN's sole obligations to Consultant shall be to pay the unpaid portion of the agreed monthly compensation per paragraph 4 hereof, and Consultant's obligations to TVN shall be to a) return to TVN all materials, including work in progress, programs, disks, work papers, information and documents, provided to, obtained by or prepared in connection with the services performed for TVN, b)provide a final report, if requested by TVN, on the status of any work in progress or remaining to be done, and c) continue to comply with the above-described non-disclosure/confidentiality obligations.

7.   Indemnification
     ---------------

     Consultant shall indemnify, defend and hold TVN harmless from any and all judgements, claims, causes of action, demands, damages or liabilities in connection with any third party action, suit or proceeding to which TVN is made a party by reason of any misrepresentation made by Consultant or Weiss, or for activities outside the scope of Consultant's duties or obligations provided for hereunder, or by reason of Consultant's or Weiss' grossly negligent or willful misconduct in performing his duties hereunder. Upon receiving any such third party claim, action, suit or proceeding, TVN shall tender the defense of such action to Consultant, who shall be responsible for retaining counsel for and approved by TVN, and shall be solely responsible for all costs, reasonable attorneys' fees and expenses incurred in such defense. Weiss agrees that he will be a guarantor of Consultant's performance under this paragraph 7, and will perform such obligation himself if Consultant is unable, unwilling or fails to perform as agreed herein.

8.   Notices
     -------

     Any notice given pursuant to this Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail with return receipt requested, addressed as follows:

               If to TVN:

          TVN Entertainment Corporation
          2901 West Alameda Avenue
          Burbank, California 91505
          Attention: James B. Ramo, President

               With a Copy to:

          Arthur Fields, Senior Executive Vice-President

               If to Consultant to:

          PandAmerica Corp.
          Attn: Martin D. Weiss
          3460 Torrance Blvd., #100
          Torrance, California 90503

     Or at such other address as either party may from time to time designate in writing to the other party, and any notice shall be deemed delivered when given, if personally served, the next day if delivery any national overnight mail carrier, or three (3) business days after mailing, if mailed pre-paid by certified mail.

9.   Entire Agreement and Amendment
     ------------------------------

     This Agreement contains the entire understanding and agreement between the parties hereto; it supersedes any prior written or oral agreements or discussions between us regarding acting as a Consultant for TVN, all of which are merged herein. There are no representations, agreements, arrangements, or understandings, either oral or written, between the parties relating to the subject matter of this Agreement which are not fully expressed as set forth herein. This Agreement may be amended only in a writing duly executed by each party.


10.  Governing Law
     -------------

     The laws of the State of California applicable to agreements which are to be performed wholly within such state shall govern this Agreement, including its interpretation, construction, performance and enforcement. All claims, disputes, causes of action and issues arising out of or relating to this Agreement and consulting relationship including without limitation your hiring, performance, any compensation or bonus claim, and/or any termination or alleged discrimination or harassment, whether based on race, color, religion, sex, national origin, age, disability or otherwise, shall be resolved via binding arbitration in Los Angeles, California under the Commercial Arbitration Rules of the American Arbitration Association then in effect. Accordingly, we each understand that we are waiving (giving up) our right to a trial by jury of any such claims, disputes or causes of action between Consultant and TVN, or its employees, officers, directors and agents.

11.  Interpretation
     --------------

     This Agreement has been fully negotiated by both parties hereto, therefore, it shall not be interpreted for or against either party hereto as the sole drafter hereof. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural, as the identity of the person or persons may require for proper interpretation of this Agreement. Mutually executed fax copies may be used as originals for all purposes.

12.  Successors
     ----------

     Except as expressly provided in section 2 hereof, this Agreement shall inure to the benefit of and shall be binding upon the parties, and their heirs, successors, assigns, and grantees, and TVN's associated, affiliated, subsidiary, and parent companies.


TVN ENTERTAINMENT CORPORATION
a Delaware Corporation

By:_______________________________
       James B. Ramo, President
                                             CONSULTANT
                                             W&K Pharmacy, Inc. dba
                                             PandAmerica Corp.


                                             By:___________________________
                                                  Martin D. Weiss
                                                  President


                                                ________________________________
                                                  Martin D. Weiss, an individual
                                                  providing his personal
                                                  services on behalf of
                                                  Consultant and as a guarantor
                                                  of Consultant under (P)7
                                                  hereof

                                   EXHIBIT E


                BILL OF SALE AND ASSIGNMENT OF PURCHASED ASSETS

     KNOW BY THESE PRESENTS THAT:

     W&K Pharmacy, Inc., d/b/a/ PandaAmercia Corporation, a California corporation (the "Company"), pursuant to that certain Agreement for Purchase and Sale of Assets, dated as of January 18, 1999, (the "Purchase Agreement"), by and among the Company, Martin D. Weiss and TVN Entertainment Corporation, a Delaware corporation ("Buyer"), for and in consideration of the Purchase Price set forth in Article II of the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, bargain, sell, convey, transfer, assign, set over and deliver unto Buyer, its successors and assigns, the Purchased Assets, as defined and described in the Purchase Agreement.

     TO HAVE AND TO HOLD, all and singular, all of the properties, assets and rights granted and transferred hereby, with the appurtenances thereof, unto Buyer, its successors and assigns forever, to and for their own use and benefit.

     For the consideration aforesaid, the Company hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney or attorneys of the Company, with full power of substitution, for the Company and in its name and stead, or otherwise, but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive from time to time, any and all properties hereby given, granted, bargained, sold, assigned, transferred, conveyed, set over, confirmed and delivered and give receipts and releases for and in respect to the same and any part thereof, and from time to time to institute and prosecute in the name of the Company or otherwise, but for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns, making proper in order to collect, assert or enforce any claim, right or title of any kind in and to the properties hereby given, granted, bargained, sold, assigned, transferred, set over, confirmed, delivered or conveyed, and to defend or compromise any or all actions, suits or proceedings in respect of any of said properties and do all such acts and things in relation thereto as Buyer, its successors and assigns, shall deem advisable, the Company hereby declaring that the appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by the Company in any manner and for any reason.

     The Company for itself and its successors and assigns, does hereby covenant with Buyer, its successors and assigns, that the Company and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, bills of sale, transfers, assignments, conveyances and powers of attorney, conveying and confirming unto Buyer, its successors and assigns, all and singular, the properties hereby granted, sold, assigned, transferred, conveyed and delivered as Buyer, its successors or assigns, shall reasonably require.

     To the extent that the assignment of any claim, suit, contract, license, lease, charter, commitment, sales order or purchase order to be assigned to Buyer hereby shall require the consent of the other party thereto, this instrument shall not constitute an assignment of the same if such consent has not been given and if an assignment or attempted assignment without such consent of said other party would constitute a breach thereof or in any way adversely affect the rights, powers, privileges, or liabilities of the Company or Buyer thereunder; provided, however, that once
                                                --------  -------
such consent is obtained, this instrument shall effect an assignment of such claim, suit, contract, license, lease, charter, commitment, sales order or purchase order. The Company agrees that it will use its reasonable best efforts to obtain any required consent of the other party or parties to all such claims, suits, contracts, licenses, leases, charters, commitments, sales orders or purchase orders of the Company to the assignment thereof to Buyer and will cooperate with Buyer in any arrangement which Buyer shall consider designed to provide for Buyer the benefits under any such claims, suits, contracts, licenses, leases, charters, commitments, sales orders or purchase orders which are not assigned hereby, including enforcement for the benefit of Buyer of any and all rights, powers and privileges of the Company against the other party or parties thereto arising in respect of any default, breach or cancellation by such other party or parties or otherwise.

     All capitalized terms used herein shall have the meaning assigned to them in the Purchase Agreement unless otherwise defined herein.

     IN WITNESS WHEREOF, W&K Pharmacy, Inc., d/b/a/ PandaAmercia Corporation, a California corporation has caused this instrument to be signed in its name by its duly authorized officer and its corporate seal to be hereunto affixed, to be effective as of the 18th day of January, 1999.


                                    W&K Pharmacy, Inc., d/b/a/ PandaAmercia
                                    Corporation, a California corporation



                                    By:____________________________________


                                    Title:__________________________________

                                   EXHIBIT F

                              DISPUTE RESOLUTION

1.   Binding Arbitration.
     -------------------

     Any dispute, claim or controversy of whatever nature arising out of or relating to a claim for indemnification under Article IX of the Agreement (the "Arbitrable Provisions"), including, without limitation, any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of any of the Arbitrable Provisions, shall be resolved by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association administered by [service], Los Angeles, California _____, Telephone: ( ) _________ (the "Administrator").

     The parties hereby incorporate the provisions of California Code of Civil Procedure, Sections 1283.05 and 1283.1 (relating to discovery) into this Agreement, which shall be a part of and applicable to any arbitration proceedings arising hereunder. Any arbitration, mediation, court action, or other adjudicative proceeding arising out of or relating to this Agreement shall be held in Los Angeles, California. Notwithstanding the foregoing or any other provision contained in this Exhibit, the parties shall have the right to request provisional relief from a court of competent jurisdiction pursuant to California Code of Civil Procedure Section 1281.8.

2.   Initiation.
     ----------

     Arbitration shall be initiated by either party in the following manner:

     2.1  Timing. Unless barred by an applicable statute or period of
          ------
limitations, either party may initiate an arbitration at any time after a dispute has arisen by serving upon the other party and filing with the Administrator a written Demand for Arbitration, including a general description of the nature of the claim and the nature and amount of damages and/or other relief sought (the "Demand for Arbitration"). A claim shall be forever barred if on the date the Demand for Arbitration is filed with the Administrator, the claim, if asserted in a civil action, would be barred under law by an applicable statute or period of limitations.

     2.2  Response.  If the responding party desires to file a response and/or
          --------
counterclaim to the Demand for Arbitration, it shall do so within twenty (20) calendar days after service of the Demand for Arbitration. Any response to a counterclaim shall be filed and served within ten (10) calendar days after service of the counterclaim, but no such response shall be required. A failure to file a counterclaim or response will not operate to delay the arbitration proceedings.

     2.3  Further Pleadings. After the filing of the Demand for Arbitration, any
          -----------------
counterclaim, and/or any responses thereto, no further claims or counterclaims may be made or filed in that proceeding except by order of the arbitrator made on a duly noticed motion to the arbitrator.

3.   Appointment and Powers of Arbitrator.
     ------------------------------------

     The dispute shall be submitted to a single arbitrator chosen by the parties from a list of retired judges provided by the Administrator. The Administrator shall provide such list to the parties twenty (20) days after the Demand for Arbitration is filed. Should the parties be unable to agree on a choice of arbitrator within ten (10) days after receipt of the list from the Administrator, then either party may request the Administrator to furnish a list of three names and each side may strike one name, thereby nominating the remaining person as the arbitrator. If more than one name remains, the Administrator shall choose an arbitrator from the list of remaining names.

     If the designated arbitrator shall die, become incapable of, unwilling to, or unable to serve or proceed with the arbitration, the Administrator shall appoint a replacement arbitrator, and such replacement arbitrator shall have all such powers as if he or she had been originally appointed as the arbitrator.

     Should either party refuse or neglect, after reasonable notice, to furnish the arbitrator with any papers or information demanded or to attend hearings before the arbitrator, the arbitrator is empowered by both parties to proceed with the remainder of the arbitration process set forth in this Exhibit.

     The arbitrator is authorized to issue an award for compensatory damages, and/or to grant any equitable remedy or other relief he or she deems just and equitable and within the scope of the Agreement, including, but not limited to, an injunction or order for specific performance. The arbitrator shall not have the authority to award exemplary or punitive damages.

4.   Costs and Fees.
     --------------

     The arbitrator, in his or her discretion, shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its share of the costs and fees of the Administrator and the arbitrator, and reimbursement for its reasonable attorneys' fees, disbursements pursuant to California Code of Civil Procedure Section 1033.5, and costs arising from the arbitration. However, until any such order is issued, the parties shall bear equally the costs and fees of the Administrator and the arbitrator.

5.   Location and Date of Arbitration Hearing.
     ----------------------------------------

     The arbitration shall be held in Los Angeles, California, and shall commence no later than six months following the service of the Demand For Arbitration.

6.   Pre-Hearing Conferences.
     -----------------------

     Within twenty (20) days of the time that the arbitrator is chosen, the arbitrator shall hold a Pre-Hearing Conference with the parties for the purpose of exploring or mediating a mutually agreed resolution of such dispute, narrowing the issues, establishing a discovery schedule, arranging an acceptable procedure for any law and motion proceedings and in all respects arranging for the most expeditious hearing feasible of the matters in dispute.

7.   Discovery.
     ---------

     The parties shall have the right to conduct the following discovery:

     7.1  Exchange of Documents. At the Pre-Hearing Conference, the parties
          ---------------------
shall exchange requests for production of no more than fifteen (15) categories of documents (the "Document Request List") that are relevant to the issues in the arbitration and that are to be produced by the other side. Subject to any disputes as to production, the responsive documents shall be produced by the responding party, or made available for inspection, at the requesting party's option, within twenty (20) days of the exchange of the Document Request Lists. Any disputes as to production of documents shall be addressed to the arbitrator as promptly as possible, and in any event no more than ten (10) days after completion of the twenty-day production period, and shall promptly and informally be resolved by the arbitrator.

     7.2  Exchange of Witness Lists. Within twenty (20) days after the
          --------------------------
production of documents, the parties shall exchange a list of: (i) any fact witnesses they intend to call at the arbitration hearing, and (ii) any other persons who may have material information about the dispute. The fact witness list also shall include a brief description of each identified person's knowledge.

     7.3  Fact Witness Depositions.  The parties shall have the right to take
          ------------------------
depositions of no more than five (5) fact (non-expert) witnesses at any time commencing fifteen (15) days after the production of documents and up until fifteen (15) days prior to the commencement of the arbitration hearing. The time available for the deposition of each fact witness shall not exceed two eight-hour days, including breaks, unless a party or its counsel is found by the arbitrator, on motion duly made, to have wilfully obstructed discovery, in which event the arbitrator may award the costs of preparing and arguing such motion to the prevailing party.

     7.4  Expert Witnesses.  The parties shall exchange lists of up to three (3)
          ----------------
expert witnesses, along with a statement of the witnesses' backgrounds, opinions and published articles or papers, if any, thirty (30) days prior to the commencement of the arbitration hearing. Between the 10th and 20th day preceding the arbitration hearing, each party shall have the right to depose the other party's experts, however, the time available for the deposition of each expert witness shall not exceed two eight-hour days, including breaks unless a party or its counsel is found by the arbitrator, on motion duly made, to have wilfully obstructed discovery, in which event the arbitrator may award the costs of preparing and arguing such motion to the prevailing party. At least five (5) business days prior to any expert's scheduled deposition, the party designating the expert shall provide the other party with copies of any reports or other documents the expert intends to offer at the arbitration hearing and all documents that have been provided to the expert by such designating party.

     7.5  Additional Discovery.  Any additional discovery may occur only at the
          --------------------
discretion of the arbitrator and allowed only upon a showing of good cause.

8.   Conduct of the Arbitration Hearing.
     ----------------------------------

     The arbitration hearing shall be conducted according to the discretion of the arbitrator. Judicial rules relating to the order of proof, the conduct of the hearing and the presentation and admissibility of evidence need not be followed. Any relevant information, including hearsay, may be admitted by the arbitrator regardless of its admissibility as evidence in court, but the arbitrator also shall be authorized to exclude evidence including if the prejudicial or cumulative effort of such evidence would outweigh its probity.

     The parties shall have the power to subpoena witnesses to attend the arbitration hearing pursuant to California Code of Civil Procedure Section 1282.6. The arbitrator shall have full power to give such directions and to make such orders in the conduct of the arbitration, including setting pre-arbitration procedures and scheduling any motions to correct or amend the arbitration award, as he or she deems just and appropriate, subject to the provisions of the last paragraph of Section 3 hereof..

9.   Award.
     -----

     The arbitrator shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and a brief written statement of decision describing the reasons for the award, including the calculation of any compensatory damages awarded.

10.  Survival.
     --------

     The provisions in this Exhibit shall survive and apply in all events, including, without limitation, after the breach, repudiation and/or termination of the Arbitrable Provisions.

11.  Notice.
     ------

     Any notice or document required to be served by one party on the other party under this Exhibit shall be served in accordance with Section 11.4 of the Agreement. After a party appears in the arbitration proceeding through its attorney, all further service shall be made upon that party's attorney.

12.  Finality of Award.
     -----------------

     The award of the arbitrator shall be final and binding upon the parties without appeal or review except as permitted by California law. Any party may apply to any court of competent jurisdiction for confirmation and entry of judgment based on said award. In connection with any application to confirm, correct or vacate the arbitration award, any appeal of any order rendered pursuant to any such application, or any other action required to enforce the arbitration award, the prevailing party shall be entitled to recover its reasonable attorneys' fees, disbursements and costs incurred in such post-award activities.